UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Soliciting Material Under § 240.14a-12

Prestige Consumer Healthcare Inc.

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PRESTIGE CONSUMER HEALTHCARE INC.
660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105
Dear Stockholder:	June 29, 2020
You are cordially invited to attend our 2020 Annual Meeting of Stockholders, which will be held on Tuesday, August 4, 2020, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. This letter accompanies a copy of our Annual Report for the fiscal year ended March 31, 2020, Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card. These materials provide further information concerning the Annual Meeting.
At this year’s Annual Meeting, the agenda includes the following four proposals:
(i)
the election of the eight directors nominated by the Board of Directors and named in our Proxy Statement;

(ii)
the ratification of the appointment of our independent registered public accounting firm for 2021;

(iii)
a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement; and

(iv)
the approval of our 2020 Long-Term Incentive Plan.

The Company’s Board of Directors recommends that you vote FOR each of the proposals set forth above.
Members of the Board of Directors, our executive officers and representatives from our independent registered public accounting firm will be present at the Annual Meeting to answer any appropriate questions you may have.
It is important that your shares be represented and voted at the Annual Meeting, regardless of the number of shares you own. Accordingly, even if you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, or vote by the Internet according to the instructions on your proxy card. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Ronald M. Lombardi
President, Chief Executive Officer and
Chairman of the Board

Prestige Consumer Healthcare Inc.
660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 4, 2020
10:00 a.m. (Eastern Daylight Time)
The 2020 Annual Meeting of Stockholders of Prestige Consumer Healthcare Inc. will be held on Tuesday, August 4, 2020, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. The Annual Meeting is being held for the following purposes:
1.
To elect the eight directors nominated by the Board of Directors and named in the accompanying Proxy Statement to serve until the 2021 Annual Meeting of Stockholders or until their earlier death, removal or resignation;

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2021;

3.
To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement;

4.
To approve the Prestige Consumer Healthcare Inc. 2020 Long-Term Incentive Plan; and

5.
To conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

Only stockholders of record at the close of business on June 12, 2020 will be entitled to vote at the Annual Meeting.
Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related proxy card with a postage paid return envelope, and our Annual Report for our fiscal year ended March 31, 2020. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.
By Order of the Board of Directors
William C. P’Pool
Senior Vice President, General Counsel &
Corporate Secretary
June 29, 2020

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY THE INTERNET. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON PAGE 4 OF THE PROXY STATEMENT. If you own shares in a brokerage account, your broker cannot vote your shares for proposals regarding the election of our directors, approval of the compensation of our named executive officers, or approval of our 2020 Long-Term Incentive Plan unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

ANNUAL MEETING OF STOCKHOLDERS
OF
PRESTIGE CONSUMER HEALTHCARE INC.
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
PRESTIGE CONSUMER HEALTHCARE INC.
660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105
PROXY STATEMENT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 4, 2020: THIS PROXY STATEMENT, THE PROXY CARD AND THE 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE “INVESTORS” TAB OF WWW.PRESTIGECONSUMERHEALTHCARE.COM, OUR INTERNET WEBSITE.
YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2020) TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE “CONTACT US” TAB AT WWW.PRESTIGECONSUMERHEALTHCARE.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.
GENERAL INFORMATION
What is this document?
This document is the Proxy Statement of Prestige Consumer Healthcare Inc. for the 2020 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 4, 2020 at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. A proxy card is included. This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about June 29, 2020.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We refer to Prestige Consumer Healthcare Inc. throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2021” refers to our fiscal year ending March 31, 2021, “2020” refers to our fiscal year ended March 31, 2020, “2019” refers to our fiscal year ended March 31, 2019 and “2018” refers to our fiscal year ended March 31, 2018.
Why am I receiving this document?
You are receiving this document because you were one of our stockholders at the close of business on June 12, 2020, the record date for our 2020 Annual Meeting. We are furnishing this Proxy Statement and the enclosed proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.
If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, along with a voting instruction card, to you.
What is a proxy?
A proxy is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.
Giving us your proxy means that you authorize the proxy holders identified on the enclosed proxy card — Christine Sacco and William C. P’Pool — to vote your shares at the Annual Meeting in the manner you direct.

Who is soliciting my vote?
In this Proxy Statement, the Board of Directors (the “Board” or “your Board”) is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.
Will anyone be compensated to solicit my vote?
The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock.
Who may attend the Annual Meeting?
Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership of our common stock as of June 12, 2020, so that we may verify your stockholder status.
What if I have a disability?
If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, at least two weeks before the meeting.
What is Prestige Consumer Healthcare and where is it located?
Prestige Consumer Healthcare Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, markets and distributes well-recognized, brand name over-the-counter healthcare products throughout the U.S. and Canada, and in certain international markets. Major brands include Monistat®, Nix®, Chloraseptic®, Clear Eyes®, Compound W®, DenTek®, Luden’s®, Dramamine®, BC®, Goody’s®, Debrox®, Pedia-Lax®, Fleet®, Summer’s Eve®, Boudreaux’s Butt Paste®, Hydralyte®, Fess®, as well as Gaviscon® in Canada. Our principal executive offices are located at 660 White Plains Road, Tarrytown, New York 10591. Our telephone number is (800) 831-7105.
Where is our common stock traded?
Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”

VOTING MATTERS
What am I voting on?
You are being asked to vote on the following:
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the election of the eight directors nominated by the Board of Directors and named as nominees in this Proxy Statement;

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the ratification of the appointment of our independent registered public accounting firm for 2021;

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a non-binding resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement; and

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the approval of our 2020 Long-Term Incentive Plan.

What are the Board’s recommendations on the proposals?
The Board unanimously recommends that you vote your shares as follows:
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FOR the election of the following eight individuals nominated by the Board for election as directors: Ronald M. Lombardi, Gary E. Costley, Christopher J. Coughlin, John E. Byom, Sheila A. Hopkins, James M. Jenness, Natale S. Ricciardi and Dawn M. Zier;

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FOR the ratification of the appointment of our independent registered public accounting firm for 2021;

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FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; and

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FOR the approval of our 2020 Long-Term Incentive Plan.

Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on June 12, 2020. Each share of common stock is entitled to one vote. As of June 12, 2020, there were 50,188,863 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting and at the Annual Meeting.
May other matters be raised at the Annual Meeting?
We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders. If other business is properly raised and you have returned a signed proxy card with or without voting instructions or have voted by the Internet, your proxies have authority to vote your shares as they think best on such business, including to adjourn the meeting.
How will the meeting be conducted?
The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.
How do I vote?
If you own shares registered directly with the Company’s transfer agent, you may vote by the Internet, or by signing and returning the enclosed proxy card. For more information about how to vote, please see the instructions on your proxy card.

If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.
What materials are available on the Internet?
This Proxy Statement, our Annual Report on Form 10-K, our 2020 Annual Report to Stockholders and other financial documents are available free of charge at the “Investors” tab on our corporate website at www.prestigeconsumerhealthcare.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website at www.sec.gov.
How will my proxy be voted?
If you are a registered stockholder, the individuals named on the proxy card will vote your shares in the manner you indicate on your proxy card. You may vote for all, some or none of the director nominees. You may also abstain from voting. If your proxy card is signed and returned but does not contain specific voting instructions, your shares will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2021, “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and “FOR” the approval of our 2020 Long-Term Incentive Plan. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will vote your shares on such matters as they think best in their own discretion.
If your shares are held in “street name,” you have the right to direct your bank or brokerage firm how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.
Can I change my vote or revoke my proxy after I vote?
Yes. If you are a registered stockholder, to change your vote or revoke your proxy you must:
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cast a new vote by the Internet prior to 11:59 p.m., Eastern Daylight Time, on August 3, 2020 or by signing another proxy card with a later date and returning it before the Annual Meeting;

•
provide our Corporate Secretary at or before the Annual Meeting with a written notice of revocation dated later than the date of the latest proxy card you submitted; or

•
attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

If you hold your shares in “street name,” the above options for changing your vote or revoking your instructions (other than attending the Annual Meeting and voting in person) do not apply, and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.
What if I receive more than one copy of these proxy materials?
The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC 6201 15th Ave., Brooklyn, New York 11219 and they can be reached at (718) 921-8300. In addition, any stockholders who share an address and are receiving multiple copies of our proxy material can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. A quorum exists when the holders of a majority of the 50,188,863 shares of our common stock outstanding at the close of business on June 12, 2020 and entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. The shares represented by withhold votes, abstentions and “broker non-votes” regarding proposals in the Proxy Statement will be considered present for quorum purposes.
How many votes are required to approve each proposal in the Proxy Statement?
•
Election of Directors

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the eight director nominees receiving the greatest number of “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.
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Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.
•
Approval of Compensation of our Named Executive Officers

The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.
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Approval of our 2020 Long-Term Incentive Plan

The approval of the Prestige Consumer Healthcare Inc. 2020 Long-Term Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.
What is the effect of not voting?
If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on each matter. If you are a stockholder of record and you do not sign and return a proxy card or vote by the Internet, your shares will not count toward the quorum requirement or towards any proposal at the Annual Meeting.
If you hold shares in “street name”, then, under NYSE rules and Delaware law:
•
Election of Directors

With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. A broker non-vote is not considered a vote cast and, therefore, it will have no effect on the election of directors.

•
Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

With respect to ratification of the appointment of our independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you, so there will be no broker non-votes on this proposal.
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Approval of Compensation of our Named Executive Officers

With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.
•
Approval of our 2020 Long-Term Incentive Plan

With respect to approval of our 2020 Long-Term Incentive Plan, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
In order to support your Board, please sign, date and mail the enclosed proxy card to vote FOR the election of the eight director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of the compensation of our named executive officers, and FOR the approval of our 2020 Long-Term Incentive Plan. You may also vote over the Internet using the Internet address on the proxy card. If your shares are held in “street name”, you should follow the instructions on your voting instruction card to provide specific instructions to your bank or broker to vote as described above.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
What is the structure of the Board of Directors?
The number of directors on the Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is fixed at eight directors. Seven of the eight directors are considered independent. Ronald M. Lombardi serves as Chairman of the Board, and Gary E. Costley, Ph.D. serves as the Lead Independent Director. The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Talent Management Committee and the Nominating and Corporate Governance Committee. All members of the Board of Directors are standing for re-election to hold office until the 2021 Annual Meeting of Stockholders.
How are nominees evaluated; what are the minimum qualifications?
We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.
Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.
•
Leadership Experience.   We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance Experience.   We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

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Consumer Products Experience.   As a marketer and distributor of brand name personal healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets, we seek to have directors with experience as executives managing consumer products businesses.

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Marketing Experience.   The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings through traditional and digital marketing, while also developing and launching new products to sell into the market. Therefore, marketing expertise is important to us.

•
Supply Chain Experience.   The Company relies on third party manufacturers and its manufacturing facility in Lynchburg, VA to fulfill its manufacturing needs. As a result, we seek to have directors with experience in supply chain management, and in particular with compliance with the various regulations that govern the manufacture, packaging, labeling, distribution, and importation of our products.

Who are the nominees this year?
We have eight nominees for the Board of Directors, all of whom serve on our current Board of Directors. If elected, each nominee would hold office until the 2021 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Lombardi, is independent from the Company and its management under the NYSE’s independence standards.
Name	Age	Director Since
Ronald M. Lombardi	56	June 2015
Gary E. Costley	76	November 2004
John E. Byom	66	January 2006
Christopher J. Coughlin	67	August 2019
Sheila A. Hopkins	64	August 2015
James M. Jenness	74	May 2015
Natale S. Ricciardi	71	May 2016
Dawn M. Zier	55	May 2020
The Board is committed to an ongoing refreshment process and continually evaluates the composition of the Board to ensure that it has a strong balance of skills, experience, perspective and rigorous oversight through independent judgment. Five of the seven independent director nominees have been with the Board for approximately five years or less. To maintain a balance of experience and perspective, particularly with the introduction of two new Board directors in the last year, the Board asked our Lead Director, Dr. Costley, to remain on the Board beyond the mandatory retirement age of 75, and Dr. Costley agreed.
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.
What are the backgrounds and qualifications of the Company’s nominees?
Ronald M. Lombardi, Chairman of the Board, President and Chief Executive Officer, was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. Mr. Lombardi currently serves on the board of ACCO Brands Corporation. He served as Chief Financial Officer of the Company from December 2010 until November 2015. Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer. From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business. Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008. From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc. Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries. Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.
Director Qualifications:
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Leadership Experience — President and Chief Executive Officer of the Company; served as Chief Operating Officer of Cannondale Sports Group

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Financial Experience — Served as Chief Financial Officer of the Company, Medtech Group Holdings, Waterbury International Holdings and Cannondale Sports Group

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Consumer Products Experience — Served as an executive officer in the consumer products industry for over 12 years with Cannondale Sports Group and the Company

Gary E. Costley, Ph.D., Lead Independent Director, has served as a director since November 2004 and Lead Independent Director since September 2009. Dr. Costley serves as managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. Dr. Costley also serves as the

Chairman of the Board of BlueWillow Biologics, Inc., a private early stage vaccine company. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company, where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley has also served on the boards of Tiffany & Company, Pharmacopeia Inc., Principal Financial Group Inc., Covance Inc. and Accelrys, Inc.
Director Qualifications:
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Leadership Experience/Financial Experience — Managing partner of C&G Capital and Management; served as President and Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

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Marketing Experience — President and Chief Executive Officer of International Multifoods Corporation and President of Kellogg North America; served as Dean of the Graduate School of Marketing at Wake Forest University

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Consumer Products Experience — Served as President and Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

John E. Byom, Director, has served as a director since January 2006. Mr. Byom was Chief Executive Officer of Classic Provisions Inc., a specialty foods distribution company, from October 2007 until the business was sold and he retired in June 2019. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom was a director of MGP Ingredients Inc. from 2004 until December 2013.
Director Qualifications:
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Leadership Experience — Chief Executive Officer of Classic Provisions Inc.; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

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Financial Experience — Chief Executive Officer of Classic Provisions Inc.; served as a President and as Chief Financial Officer of International Multifoods Corporation; held several leadership positions in finance; served as internal auditor for International Multifoods Corporation

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Consumer Products Experience — Chief Executive Officer of Classic Provisions Inc.; 26 years of experience at International Multifoods Corporation, including as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

Christopher J. Coughlin, Director, has served as a director since August 2019. Mr. Coughlin served as Senior Advisor to the CEO and Board of Directors of Tyco International, Ltd., a diversified holding company, from 2010 until he retired in September 2012. Prior to that, he was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004 and as Chief Financial Officer from August 2003 to June 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From

1981 to 1996, he held various positions, including Chief Financial Officer, at Sterling Winthrop. Mr. Coughlin earned a Bachelor’s degree in Accounting from Boston College. Mr. Coughlin joined the board of Karuna Therapeutics, Inc., a clinical-stage biopharmaceutical company, in 2020 and has since 2014 served on the boards of Allergan plc and Alexion Pharmaceuticals, Inc. Mr. Coughlin has been the Lead Independent Director of Allergan since October 2016. Mr. Coughlin previously served on the boards of The Dun & Bradstreet Corp, where he served as non-executive chairman, Hologic, Inc., Covidien Ltd, Dipexium Pharmaceuticals, Inc., Forest Laboratories, Inc., Interpublic Group of Companies, Monsanto Company and Perrigo Company.
Director Qualifications:
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Leadership Experience — Served as Executive Vice President and Chief Financial Officer of Tyco International, Chief Operating Officer of the Interpublic Group of Companies, Executive Vice President of Nabisco Holdings and President of Nabisco International

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Financial Experience — Served as Executive Vice President and Chief Financial Officer of Tyco International, Chief Financial Officer of Pharmacia Corporation, and Chief Financial Officer at Sterling Winthrop

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Consumer Products and Marketing Experience — Served as Chief Operating Officer of the Interpublic Group of Companies, Executive Vice President of Nabisco Holdings and President of Nabisco International

Sheila A. Hopkins, Director, has served as a director since August 2015. Ms. Hopkins served as Executive Vice President of Bausch + Lomb, a healthcare company, and President, Global Vision Care for Bausch + Lomb from September 2011 until her retirement in August 2013. Before that, she spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior management positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from September 1997 to August 2011. Prior to that, she held significant marketing and sales positions at Procter & Gamble, American Cyanamid and Tambrands. Ms. Hopkins earned a B.A. in History from Wellesley College. Ms. Hopkins served on the Board of Directors of Warnaco Inc., a leading apparel company, from 2003 to 2013. She has also served on the Board of the Consumer Healthcare Products Association.
Director Qualifications:
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Leadership Experience — Served as Executive Vice President of Bausch + Lomb and President of Global Vision Care for Bausch + Lomb; served as Vice President and General Manager, Personal Care for Colgate-Palmolive

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Consumer Products and Marketing Experience — Served as Executive Vice President of Bausch + Lomb and President of Global Vision Care for Bausch + Lomb; 14 years of experience at Colgate-Palmolive, including as Vice President and General Manager, Personal Care and Vice President, Global Business Development for Colgate-Palmolive

James M. Jenness, Director, has served as a director since May 2015. In 2017, Mr. Jenness became part owner and director of Partner Fulfillment, a private fulfillment and distribution company. Mr. Jenness served as Chairman of the Board of Kellogg Company, a producer of cereal and convenience foods, from February 2005 to June 2014, and as Chief Executive Officer of Kellogg Company from 2004 to 2006. He has served as a director of Kellogg Company since 2000 and retired in May 2019 from the Board of Directors of Kimberly-Clark Corporation, a producer of personal care products, a directorship held since 2007. His background also includes serving as Chief Executive Officer of Integrated Merchandising Systems, LLC, a retail promotion and merchandising company, and a 22 year career with Leo Burnett Company, Inc., a global advertising agency, where he last served as Vice Chairman and Chief Operating Officer. He is also Senior Director of Children’s Memorial Hospital and Director of Mercy Home for Boys and Girls.
Director Qualifications:
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Leadership Experience/Financial Experience — Served as Chief Executive Officer of Kellogg Company; served as Chief Executive Officer of Integrated Merchandising Systems

•
Consumer Products and Marketing Experience — Served as Chief Executive Officer of Kellogg Company; served as Chief Executive Officer of Integrated Merchandising Systems, LLC; 22 years of advertising experience with Leo Burnett Company, Inc.

Natale S. Ricciardi, Director, has served as a director since May 2016. Mr. Ricciardi developed a 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply and manufacturing organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi serves on the boards of directors of Dynavax Technologies Corporation, a commercial stage biopharmaceutical company, and Rapid Micro Biosystems, Inc., a commercial stage company involved in the automation and rapid detection of microbial contamination in manufacturing operations. He also sits on the Strategic Advisory Board of HealthCare Royalty Partners, an investment company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.
Director Qualifications:
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Leadership Experience — Served as member of Pfizer Executive Leadership Team, including as President of Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.

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Consumer Products and Supply Chain Experience — Served over 39 years at Pfizer Inc. with responsibility for manufacturing and product supply throughout career

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Financial Experience — Served as President of Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.

Dawn M. Zier, Director, has served as a director since May 2020. Ms. Zier was formerly the President and CEO of Nutrisystem, a leading provider of weight loss solutions and services, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then continued with Tivity Health, a leading provider of nutrition, fitness, and social engagement solutions, serving as President and a member of its Board of Directors, to help with the integration efforts through December 2019. From April 2011 until November 2012, Ms. Zier served as the President of International at Reader’s Digest Association, Inc., a global media and direct marketing company. In February 2013, RDA Holdings, Co., the holding company and parent of Reader’s Digest Association, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Ms. Zier serves on the boards of The Hain Celestial Group, Inc. and Spirit Airlines and previously served on the board of Velo Holdings. Over the years, she has also previously served on boards and chaired committees for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier earned her MBA and Masters of Engineering from the Massachusetts Institute of Technology.
Director Qualifications:
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Leadership Experience — Served as President and Chief Operating Officer of Tivity Health, Inc., President and CEO of Nutrisystem, Inc., and President of International at Reader’s Digest Association, Inc

•
Consumer Products and Marketing Experience — Served as President and CEO of Nutrisystem, Inc. and President and Chief Operating Officer of Tivity Health, Inc., where she gained significant digital and ecommerce experience; 20 years of marketing experience at Reader’s Digest Association, Inc, ending as President of International.

How are the Company’s directors compensated?
Every other year, the Compensation and Talent Management Committee reviews and recommends to the Board of Directors any changes in compensation for directors. The Compensation and Talent Management

Committee retained Compensation Advisory Partners LLC (“CAP”) in 2019 to perform a full review against the peer group. In consideration of advice and recommendations from CAP, the Compensation and Talent Management Committee approved and recommended that the Board approve the changes outlined below to the 2020 compensation program for directors. The Board approved the recommendation of the Compensation and Talent Management Committee. The changes reflect the significant growth of the Company in size and complexity; streamline the program to completely remove individual meeting fees and committee membership retainers as all members serve on all committees; and move compensation closer to the median of the peer group. Under the director compensation program, each of our directors other than Mr. Lombardi receives the following cash and equity compensation for his or her services as a director:
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annual grant of restricted stock units valued at $145,000 (an increase of $10,000), awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest immediately upon the date of grant, with settlement in common stock to occur on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability (eliminating the six-month holding requirement upon board membership cessation);

•
one-time grant of restricted stock units valued at $145,000 (an increase of $10,000), pro-rated for service provided between the date he or she became a director and the next Annual Meeting of Stockholders, which restricted stock units are awarded on the date of commencement of Board service and vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability (eliminating the six-month holding requirement upon board membership cessation); and

•
$85,000 annual cash retainer fee paid in equal quarterly installments (an increase of $10,000).

The Chairman of each of our standing committees and our Lead Independent Director receive the additional fees set forth in the following table for their services in their respective capacities:
Position	2019 Annual Fee($)	2020 Annual Fee($)
Chairman of the Audit Committee	17,500	20,000
Chairman of the Compensation and Talent Management Committee	15,000	17,500
Chairman of the Nominating and Corporate Governance Committee	12,500	12,500
Lead Independent Director	25,000	25,000
The Board has eliminated all meeting fees payable to directors. Our directors are reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.
Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2020.
Is there a limit on the number of shares that may be granted to non-employee directors?
The Company’s 2005 Long-Term Incentive Plan (as amended and restated August 5, 2014) (or the “2005 LTIP”) imposes a maximum number of shares (10,000) that may be awarded to any non-employee director in any 12-month period. If our stockholders approve the Company’s 2020 Plan (See Proposal 4), then, with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments (including meeting fees and retainers), may not exceed $600,000, or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.
Are there any family relationships between the Company’s directors and executive officers?
There are no family relationships between or among any of our directors and executive officers.
How many votes are needed to elect directors?
The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the eight director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.
What does the Board of Directors recommend?
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
GOVERNANCE OF THE COMPANY
What is Corporate Governance and how does the Company implement it?
Corporate governance is a set of guidelines and policies established by the Company to ensure that our directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices in light of Delaware law, U.S. federal securities laws, the listing requirements of the NYSE and best practices.
What documents establish and implement the Company’s Corporate Governance practices?
The Code of Conduct and Ethics, the Code of Ethics for Senior Financial Employees (which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions), the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Talent Management and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.
The documents described above may be accessed at the “Investors” tab of www.prestigeconsumerhealthcare.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
Does the Company have a policy regarding directors who receive a greater number of votes “withheld” than votes “for” in an uncontested election?
Yes. Under such circumstances, the director will promptly tender his or her resignation. The Nominating and Corporate Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation and, if it chooses not to accept the resignation, will disclose its decision in a Form 8-K or similar filing with the SEC.
How often did the Board of Directors meet in 2020?
The Board of Directors held six meetings during 2020. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he or she serves. Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he or she served during the last fiscal year. The Board of Directors expects that its members will attend the 2020 Annual Meeting of Stockholders either in person or by telephone. All of our directors attended the 2019 Annual Meeting of Stockholders.
Does the Company have a Chairman of the Board?
Yes. The Board of Directors appointed Mr. Lombardi as the Chairman of the Board in May of 2017. Dr. Costley serves as Lead Independent Director. The Board of Directors considered the structure of its leadership and determined that, based on experience and efficiency, it would strengthen the Company’s ability to meet its strategic vision and create shareholder value by appointing Mr. Lombardi to the combined role of CEO and Chairman. The Board appointed Dr. Costley as its independent and non-executive Lead Independent Director to help ensure the independent directors continue to provide effective oversight of Company management and key issues related to strategy, risk and integrity.
What are the responsibilities of the Lead Independent Director?
The Lead Independent Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chairman of the Board between meetings of the Board of Directors. The Lead Independent Director presides over non-management and executive sessions of the Board of Directors.
What Committees have been established by the Board of Directors?
The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Talent Management Committee and the Nominating and Corporate Governance Committee. As required by the NYSE, all members of the Audit, Compensation and Talent Management and Nominating and Corporate Governance Committees are independent directors. The following table sets forth the current membership of the Company’s standing committees:
Committee	Membership
Audit Committee	Christopher J. Coughlin (Chairman) John E. Byom Gary E. Costley Sheila A. Hopkins James M. Jenness Natale S. Ricciardi Dawn M. Zier
Compensation and Talent Management Committee	John E. Byom (Chairman) Gary E. Costley Christopher J. Coughlin Sheila A. Hopkins James M. Jenness Natale S. Ricciardi Dawn M. Zier
Nominating and Corporate Governance Committee	James M. Jenness (Chairman) John E. Byom Gary E. Costley Christopher J. Coughlin Sheila A. Hopkins Natale S. Ricciardi Dawn M. Zier
Who are the Company’s independent directors?
In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated, for each of the independent director nominees, his or her independence from the Company and its management. In its evaluation, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each nominee and the Company or its subsidiaries, affiliates or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each nominee and members of the senior management of the Company or their affiliates. Based on this review and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Mses. Hopkins and Zier and Messrs. Byom, Coughlin, Costley, Jenness and Ricciardi. Based on the NYSE’s listing requirements, the Board of Directors has also determined that each of the members of our Compensation and Talent Management Committee is “independent”. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE’s listing requirements, and that each of Ms. Zier and Messrs. Byom, Coughlin, Costley and Jenness is an “audit committee financial expert” as that term is defined by SEC regulations.
Does the Board of Directors evaluate itself and its committees?
Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they expect to promptly institute the required changes to the Company’s corporate governance practices and the documents through which such practices are effectuated.
What role does the Board play in the oversight of risk management?
The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board, including through executive session, and the Committees to which it has delegated responsibility, conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.
Management communicates routinely with the Board and its Committees, including through the Lead Independent Director, on significant risks and how they are being managed, and directors are free to communicate directly with senior management. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general.
The Audit Committee has primary responsibility for overseeing the Company’s risk management. It oversees risks related to the Company’s financial statements, the financial reporting process, and accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program. The Compensation and Talent Management Committee evaluates the risks associated with the Company’s compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Ethics.
How can I communicate with the Board of Directors?
Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.
In addition, stockholders and other interested parties may also contact the Lead Independent Director or the non-management directors as a group by writing to the Lead Independent Director at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary will forward all stockholder and other interested party communications to the Lead Independent Director, who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.
What are the Company’s Complaint Procedures?
Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s Integrity Hotline. The Integrity Hotline is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees.
What are the responsibilities of the Audit Committee?
The Audit Committee is responsible for, among other things:
(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;
(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;
(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;
(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;
(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;
(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;
(8) reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis;
(9) reviewing policies for risk assessment and risk management and management’s monitoring and controlling of risk exposure, including the structure and sufficiency of the Company’s risk control organization, any significant changes to corporate risk control policies and significant risk control issues; and
(10) handling such other matters as are specifically delegated to the Audit Committee by the Board of Directors from time to time.
The Board of Directors adopted a written charter for our Audit Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met four times during 2020.
What are the responsibilities of the Compensation and Talent Management Committee?
The Compensation and Talent Management Committee is responsible for, among other things:
(1) determining the compensation and benefits of all of our executive officers;
(2) recommending to the Board of Directors the compensation for non-employee directors;
(3) reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;
(4) administering our stock plans and other incentive compensation plans;
(5) reviewing succession planning for the Chief Executive Officer (the “CEO”) and senior management; and
(6) handling such other matters as are specifically delegated to the Compensation and Talent Management Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation and Talent Management Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. Pursuant to the charter, the Compensation and Talent Management Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation and Talent Management Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation and Talent Management Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties.
In 2020, the Compensation and Talent Management Committee engaged CAP to conduct an analysis of the Company’s compensation package for the CEO and other executive officers of the Company and the independent directors. The Compensation and Talent Management Committee evaluated the independence of CAP in light of SEC rules and NYSE listing standards, which require consideration of the following factors: (i) whether any other services are provided to the Company by the consultant; (ii) the fees paid by the Company as a percentage of the consulting firm’s total revenue; (iii) the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Talent Management Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation and Talent Management Committee discussed these considerations and concluded that the engagement of CAP and the services provided to the Compensation and Talent Management Committee by CAP did not raise any conflict of interest.
CAP did not provide any services to the Company other than in connection with its engagement by the Compensation and Talent Management Committee.
The Compensation and Talent Management Committee met four times during 2020.
What are the responsibilities of the Nominating and Corporate Governance Committee?
The Nominating and Corporate Governance Committee is responsible for, among other things:
(1) selecting, and recommending to the Board of Directors for selection, nominees for election to the Board of Directors;
(2) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;
(3) monitoring our performance under our principles of corporate governance;
(4) monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Ethics;
(5) handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time; and
(6) reviewing policies and practices relating to the Company’s responsibilities as a global corporate citizen pertaining to corporate social responsibility, environmental stewardship, and corporate governance.
The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee met five times during 2020.
The Nominating and Corporate Governance Committee will consider as potential director nominees any individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige

Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves want to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.
The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors, as well as through professional search firms engaged on a retainer basis. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. Generally, candidates must have significant leadership, finance, consumer products and marketing experience, as discussed on page 7 of this Proxy Statement.
What role does diversity play in the selection of members of the Board?
In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers diversity of age, gender, race, socio-economic and cultural background and professional experience. We believe our Board’s transition to its current composition on which two of seven independent directors are female (25% of Board), one of which is a black female (13% of Board), reflects our efforts and commitment to diversity, even though the Board does not have formal diversity requirements. The Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view reflective of its consumers and other stakeholders contribute to a more effective, engaged Board and better decision-making processes.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Who has the Audit Committee selected as the Company’s independent accounting firm for 2021?
The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for 2021. However, the Audit Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for 2021.
Is stockholder approval required for the appointment of an independent accounting firm for 2021?
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment; however, the Audit Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.
Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, either in person or by telephone, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
What fees were paid to our independent registered public accounting firm in 2020 and 2019?
For 2020 and 2019, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:
	2020	2019
Audit Fees	1,547,141	$1,371,169
Audit Related Fees	150,000	—
Tax Fees	128,665	761,336
All Other Fees	2,899	3,543
Total Independent Accountant’s Fees	1,828,705	2,136,048
Audit Fees.   Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.   Consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2020 included procedures related to a debt refinancing.
Tax Fees.   Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.
All Other Fees.   For 2020 and 2019, consisted of fees for licensing software for accounting research.
Has the Audit Committee determined PricewaterhouseCoopers LLP’s independence from the Company?
The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2020, all audit and non-audit services were approved in accordance with the Audit Committee’s pre-approval policy.
How many votes are needed to ratify the appointment of our independent accounting firm for 2021?
Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.
What does the Board of Directors recommend?
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Why are we submitting this matter to you?
We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 31 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
At the 2017 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executive officers. Accordingly, the next advisory vote on executive compensation will occur at this Annual Meeting of Stockholders.
What are you being asked to vote on?
Stockholders are being asked to vote either for or against the following non-binding resolution:
RESOLVED, that the stockholders of Prestige Consumer Healthcare Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.
Is this vote binding?
No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation and Talent Management Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation and Talent Management Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation and Talent Management Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
What vote is required for approval of the Say-on-Pay proposal?
The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. If this proposal is not approved by the required vote, the Board and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.
What does the Board recommend?
For all of the reasons discussed in our CD&A beginning on page 31 of this Proxy Statement, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 12, 2020 by: (1) each of our named executive officers; (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage(1)
5% or more Stockholders:
BlackRock, Inc.(2)	6,682,835	13.3%
The Vanguard Group(3)	5,088,819	10.14%
Dimensional Fund Advisors LP(4)	3,864,098	7.70%
Directors and Named Executive Officers:
Ronald M. Lombardi(5)	334,077	*
Adel Mekhail(6)	0
William C. P’Pool(7)	41,673	*
Christine Sacco(8)	73,534	*
Jeffrey Zerillo(9)	14,977	*
John E. Byom	38,968	*
Christopher J. Coughlin	4,183	*
Gary E. Costley	48,968	*
Sheila A. Hopkins	14,497	*
James M. Jenness	19,059	*
Natale S. Ricciardi	15,768	*
Dawn M. Zier	0	*
All directors and executive officers as a group (12 persons)(10)	605,704	1.2%

*
Denotes less than one percent.

(1)
Percent is based on 50,188,863 shares of our common stock outstanding as of June 12, 2020.

(2)
The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 6,441,609 shares and sole dispositive power with respect to 6,682,835 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 4, 2020.

(3)
The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared voting power with respect to 56,290 shares, sole dispositive power with respect to 4,994,122 shares, and shared dispositive power with respect to 94,697 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by The Vanguard Group on April 9, 2020.

(4)
The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,777,155 shares and sole dispositive power with respect to 3,864,098 shares. Dimensional Fund Advisors LP or its subsidiaries serve as investment manager, sub-adviser and/or adviser to certain investment companies, commingled funds, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 12, 2020.

(5)
Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 26,184 shares on May 9, 2014; (ii) 26,183 shares on May 9, 2015; (iii) 12,931 shares on each of May 14, 2014, 2015 and 2016; (iv) 10,934 shares on May 12, 2015; (v) 10,933 shares on each of May 12, 2016 and 2017; (vi) 17,908 shares on each of May 9, 2017 and 2018; (vii) 17,909 shares on May 9, 2019; and (viii) 13,129 shares on each of May 8, 2018, 2019, and 2020.

(6)
Mr. Mekhail joined the organization on May 13, 2019 and has no vested equity or equity vesting within 60 days of June 12, 2020.

(7)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 4,561 shares on each of November 14, 2017, 2018, and 2019; (ii) 2,111 shares on each of May 8, 2018, 2019, and 2020; (iii) 4,620 shares on May 7, 2019; (iv) 4,621 shares on May 7, 2020; and (v) 4,927 shares on May 6, 2020.

(8)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 8,582 shares on each of September 12, 2017, 2018, and 2019; (ii) 3,761 shares on each of May 8, 2018, 2019 and 2020; (iii) 8,262 shares on May 7, 2019; (iv) 8,263 shares on May 7, 2020; and (v) 8,229 shares on May 6, 2020.

(9)
Includes shares of the Company’s common stock underlying stock options that vested and become exercisable as follows: (i) 3,359 shares on each of May 7, 2019 and 2020; and (ii) 3,354 shares on May 6, 2020.

(10)
Includes 323,111 shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of June 12, 2020.

PROPOSAL NO. 4 — APPROVAL OF 2020 LONG-TERM INCENTIVE PLAN
On June 23, 2020, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Prestige Consumer Healthcare Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”). The 2020 Plan will become effective as of the date it is approved by the stockholders.
Why are the stockholders being asked to approve the 2020 Plan?
The 2020 Plan is intended to serve as the successor to the 2005 LTIP (the “Prior Plan”). As of June 12, 2020, there were approximately 1,796,599 shares of our common stock subject to outstanding awards under the Prior Plan and approximately 827,210 shares of our common stock reserved and available for future awards under the Prior Plan.
If the stockholders approve the 2020 Plan, all future equity awards will be made from the 2020 Plan, and we will not grant any additional awards under the Prior Plan.
The Compensation Committee believes the number of shares available under the Prior Plan will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our key employees, non-employee directors and other service providers. Approval of the 2020 Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.
IMPORTANT IMFORMATION ABOUT THE 2020 PLAN
What key data did the Company use in determining the number of shares needed for the 2020 Plan?
Outstanding Equity Awards and Shares Available.   The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of June 12, 2020 (without giving effect to approval of the 2020 Plan under this Proposal):
Prior Plan(1)
Total shares underlying outstanding stock options	1,209,659
Weighted-average exercise price of outstanding stock options	$37.53
Weighted-average remaining contractual life of outstanding stock options	7.3 years
Total shares underlying time-based outstanding unvested full value awards	318,662
Total shares underlying performance-based outstanding full value awards	268,278(2)
Total shares currently available for grants	827,210(3)
Common Stock outstanding as of June 12, 2020	50,188,863
Market price of Common Stock as of June 12, 2020	$40.30

(1)
Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan.

(2)
Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

(3)
Reflects shares available for future awards under the Prior Plan.

Significant Historical Award Information.   Common measures of a stock plan’s cost include burn rate, overhang and dilution. The burn rate refers annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average adjusted burn rate (1) of 0.86% of shares of our common stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as “overhang.”
Key Equity Metrics	FY2020	FY2019	FY2018
Restricted Stock Units Granted	220,300	226,400	105,800
Options Granted	302,700	294,500	182,800
Net Shares Granted	523,000	520,900	288,600
Weighted Average Basic Shares Outstanding	50,723,000	52,068,000	53,099,000
Burn Rate(1)	1.03%	1.00%	0.54%
Restricted Stock Units Outstanding	512,100	413,000	393,500
Options Outstanding	1,020,200	944,600	873,200
Net Shares Outstanding	1,532,300	1,357,600	1,266,700
Shares Available (Fiscal Year End)	1,470,436	1,675,428	2,139,845
Common Shares Outstanding	51,203,040	51,203,040	51,731,171
Overhang(2)	5.86%	5.92%	6.59%
Dilution(3)	2.99%	2.65%	2.45%

(1)
Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total number of shares of common stock outstanding during the applicable fiscal period.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs.   If the 2020 Plan is approved by stockholders, the total number of shares available for grant will be 2,827,210. We expect this amount to last for approximately 5 years of awards. This estimate is based on a maximum average annual burn rate of approximately 1%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our equity program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the Prior Plan, represents approximately 5.22% of the shares of our common stock outstanding as of our record date.
Current Overhang (as of June 12, 2020)	FY2021
Restricted Stock Units Outstanding	586,940
Options Outstanding	1,209,659
Net Shares Outstanding	1,796,599
Shares Available	827,210
Common Shares Outstanding	50,188,863
Overhang(2)	5.22%
Dilution(3)	3.58%
Stock Awards	Granted After FY2020
Restricted Stock Units Granted	153,613
Options Granted	249,875
Net Shares Granted	403,488

What type of features of the 2020 promote sound corporate governance practices?
We have designed the 2020 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, consultants and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:
•
No evergreen provision.   The 2020 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2020 Plan can be automatically replenished.

•
No repricing of stock options.   Without the prior approval of the Company’s stockholders, outstanding stock options cannot be repriced, directly or indirectly, nor may stock options be cancelled in exchanged for stock options with an exercise price that is less than the exercise price of the original stock options. In addition, the Company may not, without the prior approval of stockholders, repurchase an option for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option.

•
No discounted stock options.   Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No liberal share recycling provisions.   Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the 2020 Plan.

•
No liberal change-in-control definition.   The change-in-control definition contained in the 2020 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•
Awards subject to compensation recoupment policy.   All awards (and/or any amount received with respect to such awards) under the 2020 Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, or any recoupment policy of the Company.

•
No single-trigger change of control vesting.   If awards granted under the 2020 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

•
Minimum vesting requirements.   Awards granted under the 2020 Plan will be subject to a minimum vesting period of one year with the exception of grants to non-employee directors or 5% of the pool that is available to grant with shorter vesting.

•
Limitation on non-employee director compensation.   The 2020 Plan provides that, with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments shall not exceed $600,000,or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.

•
No dividends on unearned awards.   The 2020 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

SUMMARY OF 2020 PLAN
The major features of the 2020 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the amended 2020 Plan, which is attached to this Proxy Statement as Appendix B.
What is the purpose of the 2020 Plan?
The purpose of the 2020 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.
Who will administer the 2020 Plan?
The 2020 Plan will be administered by the Compensation and Talent Management Committee of the Board of Directors. The Compensation and Talent Management Committee will have the authority to:

designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2020 Plan; and make all other decisions and determinations that may be required under the 2020 Plan.
Who may participate in the 2020 Plan?
Participants in the 2020 Plan will be selected by the Compensation and Talent Management Committee in its sole discretion, and may include employees, officers, directors and consultants of the Company and its subsidiaries. As of June 12, 2020, approximately 54 employees, 0 consultants, and 7 non-employee directors would be eligible to participate in the 2020 Plan.
What types of awards may be granted under the 2020 Plan?
The 2020 Plan authorizes the granting of awards in any of the following forms:
•
market-priced options to purchase shares of our common stock, which may be designated under the Code as non-qualified stock options or incentive stock options;

•
restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation and Talent Management Committee;

•
stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation and Talent Management Committee;

•
performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation and Talent Management Committee; and

•
other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of common stock.

How many shares will be available for issuance under the 2020 Plan?
Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock that may be issued under the 2020 Plan is 2,827,210 shares. In the event of a transaction between the Company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2020 Plan will be adjusted proportionately, and the Compensation and Talent Management Committee shall make such adjustments to the 2020 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.
What are the share counting rules under the 2020 Plan?
Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2020 Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not replenish the plan share reserve.
Are there any limitations on the number of shares underlying awards that may be granted?
The maximum number of shares of common stock subject to stock options that may be granted under the 2020 Plan in any 12-month period to any one participant is 2,500,000 each. The maximum number of shares of common stock underlying awards of restricted stock and restricted stock units that may be granted under the 2020 Plan in any 12-month period to any one participant, in the aggregate, is 1,000,000.
Does the 2020 Plan contain any limitations on non-employee director compensation?
With respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all stock awards and cash payments (including but not limited to meeting fees and retainers), shall not exceed $600,000, or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.
Does the 2020 Plan contain any minimum vesting requirements?
Yes. Except in the case of awards issued in lieu of fully-vested cash awards, substitute awards granted in a business combination, and awards granted to non-employee directors, awards issued under the 2020 Plan shall be subject to a minimum vesting period of one year. However, the Compensation and Talent Management Committee may at its discretion, grant awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2020 Plan. The minimum vesting restriction does not apply to the Compensation and Talent Management Committee’s discretion to provide for accelerated exercisability or vesting of any award upon the occurrence of one or more events other than completion of a service or performance period, including but not limited to retirement, death, disability or a change in control.
What is the impact of a change in control of the Company on outstanding awards?
Upon the occurrence of a change of control of the Company in which awards under the 2020 Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation and Talent Management Committee or the Board: (i) all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and (ii) the payout opportunities attainable under outstanding performance-based awards will be determined as set forth in the applicable award agreement.
Upon the occurrence of a change of control of the Company in which awards under the 2020 Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2020 Plan), then (i) all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and (ii) the payout opportunities attainable under outstanding performance-based awards will be determined as set forth in the applicable award agreement.
What are the amendment and termination provisions of the 2020 Plan?
No awards may be granted under the 2020 Plan after the tenth anniversary of the effective date of the plan. The Board or the Compensation and Talent Management Committee may amend, suspend or terminate the 2020 Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2020 Plan or modifies the requirements for participation under the 2020 Plan, or if the Board or Committee its discretion determines that obtaining such stockholder approval is for any reason advisable. No amendment or termination of the 2020 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation and Talent Management Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Are awards granted under the 2020 Plan transferable?
No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Compensation and Talent Management Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.
Are awards granted under the 2020 Plan subject to the Company’s clawback policy?
Yes. Awards under the 2020 Plan will be subject to the Company’s clawback policy any other compensation recoupment policy of the Company as adopted from time to time.
What are the federal income tax consequences of awards granted under the 2020 Plan?
The following is a summary of the principal U.S. federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards and the ownership and disposition of any underlying securities.
Nonqualified stock options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2020 Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive stock options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Restricted shares.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock units.   A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
What grants will be made to directors, named executive officers and others?
Grants and awards under the 2020 Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the 2020 Plan, such grants and awards will be made at the discretion of the Compensation and Talent Management Committee, subject to the limitations described above.
How many votes are needed to approve an amendment to the Company’s long-term equity incentive plan?
The approval of the 2020 Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal.
What does the Board of Directors recommend?
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”THE APPROVAL OF THE 2020 PLAN.
SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
The following table sets forth certain information regarding our 2005 LTIP as of March 31, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,746,317(1)	$35.90(2)	1,280,256(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,746,317	$35.90	1,280,256

(1)
Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(2)
Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units and performance stock units that convert to shares of common stock for no consideration.

(3)
All of such shares may be issued pursuant to grants of full-value stock awards.

Because the Company granted equity awards to certain employees on May 4, 2020, the Company determined to supplement the table above with the table below for transparency and full disclosure purposes. The following table sets forth certain information regarding our 2005 LTIP as of June 12, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,064,877(1)	$37.53(2)	827,210(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,064,877	$37.53	827,210

(1)
Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(2)
Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units and performance stock unit awards that convert to shares of common stock for no consideration.

(3)
All of such shares may be issued pursuant to grants of full-value stock awards.

COMPENSATION DISCUSSION AND ANALYSIS
The following section is a discussion and analysis of the compensation policies and decisions made in connection with compensation for our named executive officers listed below:
•
Ronald M. Lombardi, our President and Chief Executive Officer;

•
Christine Sacco, our Chief Financial Officer;

•
Adel Mekhail, our Executive Vice President, Sales and Marketing;

•
William C. P’Pool, our Senior Vice President, General Counsel and Corporate Secretary; and

•
Jeffrey Zerillo, our Senior Vice President, Operations.

Executive Summary
Our Performance During 2020
The Company delivered solid profitability in 2020, with key fiscal year metrics as follows:
•
Reported net sales decreased 1.3% to $963.0 million primarily due to the sale of our Household Cleaning segment which accounted for $19.8 million in sales in the prior year

•
Non-GAAP Adjusted Earnings Per Share increased 6.3% to $2.96 (Reported earnings per share totaled $2.78. Please refer to Appendix A for a reconciliation of non-GAAP Adjusted Net Income and Adjusted Earnings Per Share)

Our Non-GAAP organic net sales increased 1.3% year-over-year when adjusted for the divestiture of the Company’s Household Cleaning segment and the unfavorable impact of foreign currency. Non-GAAP Adjusted EBITDA is also an important indicator of our performance, as we believe profitable performance is critical to long-term value creation. During 2020, the Company’s non-GAAP Adjusted EBITDA, as adjusted to reflect the criteria established by our Annual Cash Incentive Plan (which we refer to as the AIP), decreased compared to 2019, as follows:
•
Non-GAAP AIP Adjusted EBITDA decreased 0.5% to $329.8 million.

The Non-GAAP Adjusted AIP EBITDA decline was affected primarily by the divestiture of the Company’s Household Cleaning segment. In early Fiscal 2019, we sold our household cleaning products business for $69M.
We are pleased that our long-term strategy continues to deliver multi-year strong operational results as reflected in the charts below. This strategy includes maintaining our financial profile including strong EBITDA margins and long-term sales growth through our brand-building strategy.
Dollar values in millions
Please refer to Appendix A for a reconciliation of non-GAAP AIP Adjusted EBITDA to GAAP net income, our most directly comparable financial measures presented in accordance with GAAP. AIP Adjusted EBITDA for 2020 is defined as net income, plus depreciation and amortization, with adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions, divestitures and other transitions, tradename impairment and tax adjustment associated with acquisitions. All references in this Compensation Discussion and Analysis to “Adjusted EBITDA” refer to the non-GAAP figure described above. All references to AIP net sales refer to GAAP reported net revenue.
Pay and Performance
We believe our programs closely link pay and performance based upon the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive is delivered in equity, which aligns our management team with our shareholders. While the business has performed well over the recent past and our named executive officers received a greater than target bonus for 2020, they have on average earned below-target bonuses over the last five years due to the aggressive goals we established for our annual incentive program. We also set aggressive goals for our performance shares, which make up 75% of the CEO’s long-term incentive, as demonstrated by the 81% payout for the most recently completed cycle. The impact of our performance on executive pay is demonstrated by the below chart that compares our CEO’s target compensation over his tenure to the cash paid as well as the value of the equity granted.

Brief Summary of our 2020 Compensation Program
•
The goals of our executive compensation program are to (i) attract, retain and motivate talented management taking competitor’s compensation practices into account, (ii) support achievement of our Company-wide objectives and increase stockholder value, (iii) reinforce our strategy, and (iv) maintain practices that support good governance. The overarching theme for our programs is to drive a strong pay for performance linkage.

•
The structure of our executive compensation program emphasizes the achievement of our Company-wide business objectives of driving top-line results and profitability and provides secondary focus on achieving individual goals.

•
Compensation for our executive officers for 2020 included base salary, annual cash incentive awards and long-term equity awards.

•
Our named executive officers earned their annual cash incentive awards primarily based on the Company’s achievement of pre-determined performance goals related to net sales (weighted 50%) and Adjusted AIP EBITDA (weighted 50%). The Company exceeded both its Adjusted EBITDA goal and net sales target goal. Pursuant to the 2020 AIP, our named executive officers achieved a bonus payout equal to 105.5% of their target bonus, with additional upward adjustments for certain named executive officers of 10% to 20% of their target bonus based on their individual performance throughout the year.

•
The performance-based orientation of our long-term incentive program is reflected in 75% of our CEO’s targeted value of the long-term incentive award allocated to performance stock units, with the remaining 25% being delivered in restricted stock units. For the other NEOs, the long-term incentive is delivered in 3 vehicles, each allocated equally as follows:

•
Performance stock units, which are earned only if the company achieves its three-year goals for Adjusted Cumulative EBITDA and cumulative Net Sales (each weighted 50%). Executives can earn between zero and 200% of the target award based on performance over the three-year period;

•
Restricted stock units that vest ratably over a three-year term from the date of grant; and

•
Stock options that vest in three equal annual installments commencing on the first anniversary of the date of grant.

•
The Compensation and Talent Management Committee continued the “double trigger” change-in-control vesting for equity awards granted after May 2018.

•
The May 2017 performance stock unit grant resulted in a payout of 81% for the three year performance period FY 2018-2020 as set out below:

	Adjusted Results	Target
Sales	$3,126.5	$3,190.0
EBITDA	$1,052.0	$1,114.7
Performance Multiplier 81%
The Performance Multiplier resulted in Mr. Lombardi receiving 12,271 shares, Ms. Sacco receiving 3,516 shares and Mr. P’Pool receiving 1,974 shares from their May 2017 performance stock unit grants. Please refer to Appendix A for a reconciliation of Non-GAAP Adjusted Total Net Sales used for our May 2017 Performance Grant Payout to GAAP Total Revenues and Non-GAAP Adjusted EBITDA used for our May 2017 Performance Grant Payout to GAAP Net Income.
•
Due to the uncertainty in the current macroeconomic environment related to the COVID-19 epidemic, it is challenging to set credible 1-year or 3-year goals, for both our AIP and performance units. The Compensation and Talent Management Committee elected to grant performance units in May and then set appropriate performance goals later in the year when there is more certainty, ideally by mid-year, but no later than fiscal year end for performance units. Setting goals for the annual incentive is challenging beyond the very near term and would not serve the purpose of setting a realistic target. The Committee elected to retain discretion to modify the AIP for the year and will continue to evaluate setting a formal goal when there is more certainty, with the total payout being made at the end of the fiscal year.

Compensation Governance Highlights
We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices, as evidenced by the following policies and practices that we maintain:
√	The Compensation and Talent Management Committee is composed solely of independent directors	√	Our executive severance plan does not contain a Section 280G excise tax “gross-up” provision.
√
The Compensation and Talent Management Committee’s independent compensation consultant, CAP, is retained directly by the Compensation and Talent Management Committee and performs no other consulting or other services for us.
√
The Compensation and Talent Management Committee conducts an annual review of our compensation-related risk profile to ensure that compensation-related risks are not reasonably likely to have a material adverse effect on the Company

√	The change in control definition contained in our 2005 LTIP is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.	√	The Compensation and Talent Management Committee regularly reviews succession and talent management.
√	We prohibit hedging and limit pledging by the Company’s directors, executive officers and employees.	√	Equity awards granted after May 2018 have a “double trigger” change in control vesting provision.
√	We maintain a compensation clawback policy, as described later in this CD&A.	√	Our 2005 LTIP prohibits the repricing of stock options without stockholder approval
√	We maintain robust stock ownership guidelines, which are described in detail below.	√	Our 2005 LTIP prohibits the granting of stock options with an exercise price below fair market value.
		√	We do not provide excessive perquisites.

What are the elements of the Company’s 2020 executive compensation program and why does the Company pay them?
The following table provides additional information regarding the various elements of our 2020 executive compensation program.
Pay Element	What the Pay Element Is Intended to Reward	Fixed or Variable	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Fixed	Recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.
Annual Cash Incentive (“AIP”)	Efforts to achieve annual target revenue and profitability	Variable
Reward the achievement of annual performance targets.
Ensures compensation is properly aligned to financial performance, including being completely at risk for failure to meet annual financial threshold targets.

Long-Term Incentives (Performance Stock Units, Restricted Stock Units and Stock Options)
Efforts to achieve long-term revenue growth and profitability over the three year vesting period.
Ability to increase and maintain stock price
Achievement of adjusted cumulative EBITDA and cumulative revenue goals
Continued employment with the Company during the three year vesting period
Variable
Reward achievement of long-term financial performance and strategic corporate initiatives.
Provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

In setting pay, did the Compensation and Talent Management Committee take into consideration last year’s advisory stockholder vote on executive compensation?
Yes. At the 2019 Annual Meeting of Stockholders, approximately 96% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in our 2019 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation and Talent Management Committee concluded that the compensation paid to our named executive officers and the Company’s overall compensation program enjoy strong stockholder support.
Also, at the 2017 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at the Annual Meeting of Stockholders in 2022.
What is the purpose of the Compensation Discussion and Analysis?
This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for our executive officers. Specifically, the following discussion outlines, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.
It is the intent of the Company, through the efforts of the Compensation and Talent Management Committee, to:
•
motivate our business leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our stockholders;

•
attract and retain highly qualified senior leaders who can drive a successful global enterprise in today’s competitive marketplace;

•
establish executive compensation that is competitive with the compensation offered by similarly-situated companies;

•
focus management on both the Company’s short-term and long-term strategy, performance and success;

•
maintain practices that support good governance; and

•
structure programs that mitigate any incentives to take excessive risks.

What are the overarching objectives of the compensation programs?
Our overall executive compensation objective is to have programs and pay levels that enable us to attract, retain and motivate talented management who will drive exceptional results for our shareholders. We accomplish this by ensuring that our executive officers are compensated in a way that considers market practice, supports good governance, and drives both company and individual performance. To ensure fair and competitive pay, the Compensation and Talent Management Committee references a peer group comprised of companies it selected based on various characteristics (as described further below) and targets the median of such peer group in setting target pay levels for the Company’s executive officers.
The Company uses the following types of cash and equity compensation to compensate and reward our executive officers for their performance: base salary, a cash-based annual incentive plan, and long-term equity awards comprised of performance stock units, restricted stock units and stock options. The Compensation and Talent Management Committee believes that the elements of compensation that it provides create a flexible, performance-based compensation package that focuses and rewards executives for short and long-term performance, while aligning the interests of our executive officers with the interests of the Company’s stockholders.
Each element of executive compensation described above is determined based on:
•
the executive’s level of responsibility and function within the Company;

•
the overall performance and profitability of the Company;

•
the executive’s performance within the Company;

•
executive compensation offered to similarly-situated executives at peer companies; and

•
good governance practices.

Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation and Talent Management Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.
How are the Company’s executive compensation programs structured in order to address the Company’s objectives?
Performance.   Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. We consider compensation to be performance-based or at-risk if payment is subject to achievement of performance targets or the value received is dependent on our stock price.

The Compensation and Talent Management Committee believes that the use of performance-based or at-risk compensation allows the Company to tailor the compensation paid to our executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, utilizing threshold performance targets puts the performance units entirely at risk, which means that in the event the Company does not meet the threshold performance goals, the performance units would not be paid to the executive officers. Performance stock units are earned only if the Company achieves the pre-established 3 year performance goals and the stock options only have value as the Company’s stock price increases.
Long-Term Incentive (LTI) Vehicle	% of Target LTI Value: NEOs other than CEO*	% of Target LTI Value: CEO
Performance Stock Units	33%	75%
Stock Options	33%	0%
Service-based Restricted Stock Units	33%	25%

*
Mr. Mekhail’s initial equity award was comprised equally of restricted stock units and stock options. Going forward, the components of his equity awards will be the same as for the other named executive officers.

The charts below show the percentage of pay tied to financial or stock performance of 83% and 64% of the total compensation for 2020 of our CEO and other named executive officers, respectively.
Alignment.   By motivating and incentivizing our executive officers with regard to the Company’s short- and long-term goals, the Compensation and Talent Management Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.
Did the Compensation and Talent Management Committee use the services of an independent consultant during 2020?
The Compensation and Talent Management Committee engaged CAP to conduct an analysis of the Company’s compensation levels and design for the Chief Executive Officer and the other executive officers of the Company. CAP also provided market context and advice for decisions related to incentives and other compensation practices.
Does the Compensation and Talent Management Committee use a peer group of companies?
Yes. As part of its evaluation of the Company’s compensation packages, CAP recommended a group of peer companies that reflect the Company’s rapid growth and entrepreneurial business model, as well as being within a reasonable range of the Company’s revenue, EBITDA, EBITDA margin, and market capitalization. Because our core products are in the over-the-counter and personal care sector, there are relatively few companies like us. As a result, we consider companies with strong brands and similar business models as comparable peers. In addition, given our operating model and high margins, we consider strong EBITDA performance to be an important metric in selecting our peers. Based on this analysis, the Compensation and Talent Management Committee approved the following peer group:
• Akorn, Inc. • AMAG Pharmaceuticals, Inc. • B&G Foods Holdings Corp. • Calavo Growers Inc. • Church & Dwight Co. • Cott Corporation • Edgewell Personal Care Company	• Energizer Holdings, Inc. • Helen of Troy Limited • Hain Celestial Group, Inc. • Jazz Pharmaceuticals plc • Revlon, Inc. • Tupperware Brands Corp • Vista Outdoor Inc.
Our peer group changed in 2019, with the removal of Monster Beverage Corporation (which the Compensation and Talent Management Committee determined was no longer a strong peer) and Akorn, Inc. (which announced a merger in April 2017) and the addition of Vista Outdoor Inc.
For 2020 compensation planning, the Compensation and Talent Management Committee removed from the peer group Snyder’s-Lance Inc. (which was acquired in March 2018 by Campbell Soup Co.), Lancaster Colony (of which limited disclosure is available) and Impax Laboratories, Inc. (which completed its merger with Amneal Pharmaceuticals LLC in May 2018). Cott Corporation, Tupperware Brands Corporation, Jazz Pharmaceuticals plc, Akorn, Inc. and AMAG Pharmaceuticals, Inc. were added for 2020.
How does the Compensation and Talent Management Committee use market data from the peer group?
In determining compensation for 2020, the Compensation and Talent Management Committee reviewed and considered market data provided to it by CAP related to individual pay components (salary and target annual bonus opportunity), total cash compensation, long-term incentive target grant values, and total direct compensation, at the 25th percentile, median, and 75th percentile of the peer group. The Compensation and Talent Management Committee intends compensation to approximate the median level of compensation offered to similarly-situated executive officers at companies in the Company’s peer group. While market data is an important factor in setting pay, it is not the only factor we consider. For example, an executive officer’s total compensation may be higher or lower than the market median based on the level of responsibility, individual experience and performance in a particular year. In some situations, we will also use compensation survey data as an additional point of reference for select named executive officers.
How does the Company determine the types and amounts of executive compensation?
Base Salary.   The Compensation and Talent Management Committee determines the base salary for our executive officers by first reviewing peer group salaries for similarly-situated positions and then adjusting such salaries as necessary based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive and the recommendation of the Chief Executive Officer (except in the case of his own compensation, which is determined by the Compensation and Talent Management Committee and the Board of Directors). In addition, with respect to promotions and new hires, the Compensation and Talent Management Committee considers the predecessor’s base salary. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. The Compensation and Talent Management Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The base salaries paid to our named executive officers during 2020 are set forth in the “Salary” column of the Summary Compensation table later in this Proxy Statement.
In May 2020, due to the uncertainty in the current macroeconomic environment related to the COVID-19 epidemic, in connection with its annual review of base salaries, the Compensation and Talent Management

Committee elected to defer any adjustments in base salaries to be reconsidered later in the year when there is more certainty, as set forth below:
Name	2021 Salary	% Increase
Mr. Lombardi	$875,000	N/A
Ms. Sacco	$522,675	N/A
Mr. Mekhail	$440,000	N/A
Mr. P’Pool	$457,750	N/A
Mr. Zerillo	$316,725	N/A
Annual Cash Incentive Plan.   The AIP provides our executive officers with the ability to earn additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the AIP as a performance-based component of executive compensation that motivates and incentivizes the executive officers to achieve the short-term goals of the Company and our stockholders.
At the start of a fiscal year, the Compensation and Talent Management Committee establishes performance measures for the AIP. For Fiscal 2021, due to the uncertainty in the current macroeconomic environment related to the COVID-19 epidemic, the Compensation and Talent Management Committee determined it imprudent to set goals for our AIP and would not serve the purpose of establishing a realistic target. The Compensation and Talent Management Committee elected to retain discretion to modify the AIP for the year and will continue to evaluate setting a formal goal when there is more certainty.
For 2020, the Compensation and Talent Management Committee chose the following as the corporate financial goals for the AIP:
Metric	Weighting	Definition	Rationale for Selection
AIP net sales	50%	Total revenues	Drive consistent top-line growth
AIP Adjusted EBITDA	50%	Net income plus depreciation and amortization, interest expense, integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and tax adjustment associated with acquisitions.	Drive stockholder value creation in terms of growth of earnings per share and free cash flow. The Compensation and Talent Management Committee assigned greater weight to the Adjusted EBITDA metric to recognize that profitable growth is critical.
Typically no bonuses are payable under the AIP unless the Company achieves threshold performance for one or both of net sales and Adjusted EBITDA. If the Company achieves one or both of these threshold goals, then each of our named executive officer’s maximum award is 200% of his base salary. The Compensation and Talent Management Committee then uses negative discretion to pay a lesser amount based upon the pre-determined performance targets for net sales and Adjusted EBITDA and the individual performance of the executive. To guide it in exercising such discretion, the Compensation and Talent Management Committee establishes intermediate award opportunity ranges for each named executive officer. Accordingly, each named executive officer has a target bonus, expressed as a percentage of their base salary, which for 2020 were as follows: Mr. Lombardi, 100%; Ms. Sacco, 60%; Mr. Mekhail, 50%; Mr. P’Pool, 50%; and Mr. Zerillo, 40%.
The following table reflects the 2020 net sales, Adjusted EBITDA and payout levels approved by the Compensation and Talent Management Committee that correspond to the threshold, target and maximum performance by the Company. The named executive officers may earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance.

		Performance Level / Payout (mil)
Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Net Sales	50%	$859.7	$955.2	$1,050.7
Adjusted EBITDA	50%	$294.8	$327.6	$360.4
Following the close of the fiscal year, the Compensation and Talent Management Committee assesses the Company’s performance against the pre-determined performance targets and determines the amount, if any, of bonus earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed with the Company at the time payments are made by the Company.
Our 2020 net sales and Adjusted EBITDA for the Company were $962.9 million and $329.8 million, respectively. Based on the results of these financial metrics, our named executive officers earned 105.5% of their target bonus. To determine actual bonus payments, the Compensation and Talent Management Committee increased the bonus payout for certain named executive officers by 10% to 20% of their target bonus based on their individual performance throughout the year. When determining the adjustments to individual bonus payouts, the Compensation and Talent Management Committee considered each named executive officers’ achievement against their respective goals. Key achievements by our named executive officers considered by the Compensation and Talent Management Committee for 2020 included:
•
For Mr. Lombardi, our President and Chief Executive Officer, (a) contribution to driving the company’s financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (b) flawless transition to a new more efficient, primary logistics and warehouse provider with no interruption to the business, (c) strong sales and profit growth in international markets and ecommerce channels, (d) successfully executed $400 million debt refinancing with attractive long-term interest rates, (e) delivered cash flow in excess of $200 million with significant debt paydown, and (f) important work to strengthen our leadership team through development and recruitment.

•
For Ms. Sacco, our Chief Financial Officer, (a) contribution to driving the company’s financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (b) successfully executed $400 million debt refinancing with attractive long-term interest rates, (c) delivered cash flow in excess of $200 million with significant debt paydown, (d) work within the finance function on maintaining and strengthening procedures and policies in support of effective controls, while helping to drive profitable growth, (e) continued enhancements in information management and technology, (f) important work to strengthen our finance team, and (g) maintaining our strong investor relations program.

•
For Mr. Mekhail, our Executive Vice President of Marketing & Sales, (a) contribution to driving the company’s financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (b) grew market share in the U.S. including online sales, (c) strong sales and profit growth in ecommerce channels, and (d) important work to strengthen our marketing and sales team.

•
For Mr. P’Pool, our Senior Vice President, General Counsel and Corporate Secretary, (a) performance in providing solid legal advice to the Board and senior management (b) managing the legal function to support the Company’s results ahead of budget, (c) support in key projects including transition to a new more efficient, primary logistics and warehouse provider with no interruption to the business, (d) support in the successful execution of $400 million debt refinancing with attractive long-term interest rates, (e) strengthening the organization in terms of business conduct, compliance and control, and (f) securing, protecting and defending the Company’s legal rights and interests.

•
For Mr. Zerillo, our Senior Vice President, Operations, (a) flawless transition to a new more efficient, primary logistics and warehouse provider with no interruption to the business, (b) the effective delivery of productivity and savings (c) contribution to driving the company’s financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (d) evolving manufacturing partner network capabilities to support business growth, and (e) the continued strengthening of our supply chain function through leadership development and recruitment.

The following table reflects each named executive officer’s target bonus and actual payout.
Name	Target Bonus	Company Performance Payout (105.5% of Target Bonus)	Individual Performance Adjustment	Total Payout
Mr. Lombardi	$875,000	$923,125	$131,875	$1,055,000
Ms. Sacco	$313,605	$330,853	$63,147	$394,000
Mr. Mekhail	$194,700*	$205,409	$19,591	$225,000*
Mr. P’Pool	$228,875	$241,463	$23,537	$265,000
Mr. Zerillo	$126,690	$133,658	$19,342	$153,000

*
Mr. Mekhail’s Target and Total Bonus Payout reflects a proration from his start date of May 13, 2019.

The 2020 AIP payouts to our named executive officers also are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table later in this Proxy Statement.
Equity Awards.   Executive officers of the Company are eligible to receive annual equity awards under our 2005 LTIP. Awards under the 2005 LTIP help relate a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the 2005 LTIP, our executive officers receive performance stock units, restricted stock units and stock options.
Overall Philosophy and Objectives Regarding Equity Awards
The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize management to achieve the long-term performance goals (including stock price appreciation) of the Company and our stockholders.
The Compensation and Talent Management Committee believes equity-based incentive compensation aligns executive and stockholder interests because:
•
the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;

•
paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation and Talent Management Committee; and

•
the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

Following discussions with CAP, the Board of Directors and our Chief Executive Officer, the Compensation and Talent Management Committee determined target award values for each executive based on the competitive range used by the peer group, as well as the individual performance of each executive. Target award values, are provided in the table below.
Name	2020 Targeted Award Value
Mr. Lombardi	$3,075,000
Ms. Sacco	$785,000
Mr. Mekhail	$440,000
Mr. P’Pool	$470,000
Mr. Zerillo	$320,000
For our CEO, the Compensation and Talent Management Committee allocated approximately three-quarters of his targeted equity award value to performance stock units and the remaining one-quarter to restricted stock units. For our other named executive officers other than Mr. Mekhail, the Compensation and Talent Management Committee allocated approximately one-third of the targeted equity award value to performance stock units, stock options and restricted stock units. In each case, the actual number of options and stock units granted was determined by dividing the allocated dollar value by the Black-Scholes value, in the case of the stock options, and the closing price of the Company’s common stock on the grant date, in the case of stock units. Mr. Mekhail received an initial equity award consisting equally of both restricted stock units and stock options, both of which cliff vest on May 13, 2022, subject to his continued employment with the Company on such date. The 2020 equity grants to our named executive officers are set forth in the Grants of Plan-Based Awards table later in this Proxy Statement.
Vesting Criteria for Equity Awards
Performance Stock Units
•
Vest at the end of three years if company achieves pre-established goals relative to cumulative adjusted EBITDA and cumulative Net Sales (each weighted 50%)

•
Participants can earn up to 200% of the target number of shares with exceptional performance

•
If performance is below target, but above threshold, participants can earn 50% of their award

•
If performance is below threshold, participants earn 0% of their award

Stock Options	Vest ratably* over three years based on service
Restricted Stock Units	Vest ratably* over three years based on service

*
Mr. Mekhail’s initial grant of restricted stock units and stock options cliff vest on May 13, 2022, subject to his continued employment with the Company on such date.

Special Retirement Vesting Provisions.   Historically, our long-term equity awards provided that, upon an employee’s retirement, the Compensation and Talent Management Committee, at its discretion, could accelerate the vesting of such employee’s outstanding awards. In order to provide certainty to those with a significant number of years of service with us, encourage smooth transition, and to more closely align with the market practices of our peers, the Compensation and Talent Management Committee approved a “Rule of 62” policy for long-term equity awards granted in 2018 and beyond. Pursuant to the “Rule of 62,” if an employee retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62, then his or her outstanding awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable. In each case the employee must give at least six months’ notice prior to retirement.
Severance and Change in Control Provisions.   Our 2005 LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the 2005 LTIP granted after May 2018, vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination. All previously granted equity awards vest on an accelerated basis in the event of a change in control of the Company, whether or not the grantee is subsequently terminated (with performance stock units vesting based on the greater of (i) the target number of performance stock units, or (ii) the number of performance stock units earned based on the actual level of achievement of the performance objectives, measured as of the effective date of the change in control). For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment pursuant to the Company’s Executive Severance Plan, please see the sections titled “Executive Compensation and Other Matters — Potential Payments Upon Termination or Change in Control,” “Executive Compensation and Other Matters — Employment Agreements” and “Executive Compensation and Other Matters — Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

What does the Company typically grant equity awards?
The Company generally grants equity awards to its employees as soon as practicable after the beginning of a fiscal year, typically at its first regularly scheduled board meeting in the new fiscal year. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation and Talent Management Committee has fully reviewed all aspects of the awards, including the value of the awards and the vesting period. The awards are valued at the market closing price on the day of grant.
Are the Company’s directors and executive officers required to own a minimum amount of the Company’s common stock?
Yes, the Board of Directors in 2020 adopted modified Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant with the guidelines by the date of the first Annual Meeting of Stockholders following the fifth anniversary of the date of employment as an executive officer of the Company or, for directors, the date of election to the Board. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:
•
shares of the Company purchased on the open market or in privately negotiated transactions

•
shares of the Company acquired by inheritance or gift or held by immediate family members or in trust for the benefit of the employee or family member

•
after-tax shares of the Company acquired though vested restricted stock units and performance share units

•
60% of vested options to the extent in-the-money — reflecting the approximate after tax value of those shares

•
60% of unvested restricted stock units and performance stock units that cliff vest, prorated to the extent full years of completed service or periods of performance, as applicable, at current projected performance multiple — reflecting the approximate after tax value of those shares

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:
•
unvested restricted stock and restricted stock units, except as provided above

•
unvested stock options

•
vested but not “in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:
Office	Value of Stockholdings Required to be Owned
Non-Employee Director	5X Annual Retainer
Chief Executive Officer	5X Annual Salary (exclusive of annual bonus) (increased from 4X)
Chief Financial Officer	3X Annual Salary (exclusive of annual bonus)
Other senior executive officers	2X Annual Salary (exclusive of annual bonus)
If an executive is below the ownership requirement, until the specified level is met, the officer will be required to retain 50 percent of the net, after-tax value of any equity received from the Company’s equity plan until the individual meets the guideline.
Does the Company have a policy regarding hedging or pledging Company securities?
Yes. The Company’s Insider Trading Policy prohibits hedging and limits any pledging by the Company’s directors, executive officers and employees.

Does the Company have a policy regarding the recovery of incentive-based compensation paid to executive officers if the Company restates its financial statements?
Yes. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company will, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements, insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company will seek to recover is the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated. Notwithstanding the foregoing, the Company is not obligated to pursue any recovery if the Board of Directors or applicable committee determines that the recovery amount is de minimis to the Company or the expected cost of recovery will exceed the amount to be recovered.
What are the respective roles of the Compensation and Talent Management Committee, its consultant and the Company’s executive officers in determining executive compensation?
Executive Officer Compensation.   Mr. Lombardi, our President and Chief Executive Officer, with the assistance of certain members of senior management, participated in discussions with, and made recommendations to, the Compensation and Talent Management Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Lombardi was assisted by certain members of senior management and CAP in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation and Talent Management Committee.
Chief Executive Officer Compensation.   The Compensation and Talent Management Committee and the Board of Directors are responsible for establishing the CEO’s compensation package. The Compensation and Talent Management Committee consulted with CAP, its independent compensation consultant, in determining the compensation to be awarded to Mr. Lombardi in 2020, and in determining his compensation program for 2021.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT
This Compensation and Talent Management Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation and Talent Management Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2020.
MEMBERS OF THE 2020 COMPENSATION AND TALENT MANAGEMENT COMMITTEE
John E. Byom (Chairman)
Gary E. Costley
Christopher J. Coughlin
Shelia A. Hopkins
James M. Jenness
Natale S. Ricciardi
EXECUTIVE COMPENSATION AND OTHER MATTERS
Who are our Executive Officers?
Our executive officers are as follows:
Name	Age	Position
Ronald M. Lombardi	56	President and Chief Executive Officer
Christine Sacco	45	Chief Financial Officer
Adel Mekhail	59	Executive Vice President of Marketing & Sales
William C. P’Pool	54	Senior Vice President, General Counsel and Corporate Secretary
Jeffrey Zerillo	59	Senior Vice President, Operations
What are the backgrounds of our executive officers?
Ronald M. Lombardi, President and Chief Executive Officer. Biographical information for Mr. Lombardi is set forth above under “Proposal No. 1 — Election of Directors.”
Christine Sacco, Chief Financial Officer, was appointed to the position of Chief Financial Officer for the Company in September 2016. Ms. Sacco joined the Company from Boulder Brands, Inc., a health and wellness food manufacturer, where she served as the Chief Financial Officer and Treasurer from January 2012 to January 2016 and Vice President and Controller from January 2008 to January 2012, including Principal Accounting Officer from January 2011 to March 2012. From October 2002 until January 2008, she held positions of increasing financial responsibility with Alpharma, Inc., a global specialty pharma company, where she last held the position of Vice President, Treasurer. Ms. Sacco began her career with Ernst & Young and worked for five years in the Audit and Assurance group. She holds a B.S. in accounting from St. Thomas Aquinas College and is a Certified Public Accountant.
William C. P’Pool, Senior Vice President, General Counsel and Corporate Secretary, was appointed to the position of Senior Vice President, General Counsel and Corporate Secretary for the Company in November 2016. From June 2004 to April 2015, Mr. P’Pool served as Senior Vice President, General Counsel and Corporate Secretary at Mead Johnson Nutrition Company, a nutritional products company. From May 2001 to June 2004, Mr. P’Pool served as a Senior Counsel and Director of Legal Services at Yum! Brands, Inc. From 1991 to 2001, he served in legal roles of increasing responsibility at GrafTech International and

Service Merchandise Company, among others. He earned a B.S. in business from Murray State University and a J.D. from the University of Kentucky.
Adel Mekhail, Executive Vice President, Marketing & Sales, was appointed to the position of Executive Vice President of Marketing & Sales for the Company in May 2019. From April 2017 to July 2018, Mr. Mekhail served as Vice President, Americas at Edgewell Personal Care, a personal care products company. He served as Vice President and General Manager, Private Brands Group and Vice President, Latin America from July 2015 to April 2017 also at Edgewell Personal Care. From November 2013 to July 2015, Mr. Mekhail served as Vice President, Asia Pacific at Energizer, which was acquired by Edgewell. He held other increasingly responsible marketing roles at Energizer from 2003 to 2013. Mr. Mekhail also served in sales and marketing roles for Pfizer and Warner Lambert from 1996 to 2003. In 2000, he moved from Australia to the United States for Pfizer. Mr. Mekhail earned his BS in Pharmaceutical Sciences from Tanta University in Egypt and his MBA from RMIT University in Melbourne, Australia.
Jeffrey Zerillo, Senior Vice President, Operations, has served as Senior Vice President, Operations at the Company since April 2018. Mr. Zerillo joined the Company from Teva Pharmaceuticals, a pharmaceutical company, where he served as Vice President, Supply Chain Management for the America’s Region from 2016 to 2018. He brings experience managing complex supply chains in pharmaceuticals, biologics and medical device from companies including Actavis/Allergan, a pharmaceutical company, from 2014 to 2016, Purdue Pharma from 1995 to 2013, Tura L.P. from 1994 to 1995 and Instrumentation Laboratories from 1988 to 1994. He earned a B.S. in Business Management- Production Operations from York College of Pennsylvania and an Executive Certificate from Sloan School of Business.

SUMMARY COMPENSATION TABLE
The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during our fiscal years ended March 31, 2020, 2019 and 2018. We have no pension or deferred compensation plans and, therefore,have omitted the column regarding compensation under such plans.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(6) ($)	Option Awards(7) ($)	Non-Equity Incentive Plan Compensation(8) ($)	All Other Compensation ($)	Total ($)
Ronald M. Lombardi President and Chief Executive Officer	2020	875,000		3,075,000	0	1,055,000	46,679(9)	5,051,679
	2019	850,000		2,660,002	0	722,925	41,620(9)	4,274,547
	2018	850,000		1,700,021	835,004	765,000	41,378(9)	4,191,404
Christine Sacco Chief Financial Officer	2020	522,675		523,309	261,671	394,000	13,820(12)	1,715,475
	2019	505,000		506,653	253,333	269,973	8,645(10)	1,543,604
	2018	487,000		487,035	239,200	292,200	33,505(11)	1,538,940
Adel Mekhail(1) Executive Vice President, Sales and Marketing	2020	390,076		219,994	219,994	225,000(3)	13,200(10)	1,068,264
William C. P’Pool Senior Vice President, General Counsel and Corporate Secretary	2020	457,750		313,362	156,668	265,000	12,960(10)	1,205,740
	2019	425,000		283,346	141,670	189,338	12,540(10)	1,051,894
	2018	410,000		273,368	134,260	205,000	91,548(11)	1,114,176
Jeffrey Zerillo(2) Senior Vice President, Operations	2020	316,725		213,325	106,668	153,000	10,689(10)	800,407
	2019	296,125	100,000(4)	382,744(5)	102,997	110,128	13,249(10)	1,005,243

(1)
Mr. Mekhail commenced employment with the Company on May 13, 2019.

(2)
Mr. Zerillo commenced employment with the Company on April 16, 2018.

(3)
Mr. Mekhail’s 2020 bonus payout reflects a proration from his start date of May 13, 2019.

(4)
Reflects a one-time sign-on bonus for Mr. Zerillo in connection with his commencement of employment with the Company.

(5)
Includes an additional one-time restricted stock unit grant related to Mr. Zerillo’s commencement of employment with the Company.

(6)
Reflects the grant date fair value of restricted stock unit awards and performance stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted stock unit awards and performance stock unit awards is based on the market value of the Company’s common stock on the grant date. The grant date value of the performance stock unit awards was computed by multiplying (i) the target number of performance stock units awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value used for financial reporting purposes. Assuming, instead, that the highest level of performance would be achieved, the grant date fair values of the performance stock units would have been as follows: Mr. Lombardi, $1,700,020 (2018), $3,990,002 (2019) and $4,612,482 (2020); Ms. Sacco, $487,035 (2018), $506,653 (2019) and $523,310 (2020); Mr. P’Pool, $273,368 (2018), $283,346 (2019) and $313,362 (2020); and Mr. Zerillo, $205,984 (2019) and $213,308 (2020). Mr. Mekhail did not receive a grant of performance stock units in 2020.

(7)
Reflects the grant date fair value of stock option awards, determined in accordance with FASB ASC

Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2020, 2019 and 2018, please see Note 13 to the financial statements contained in our Annual Report on Form 10-K for 2020, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.
(8)
Reflects annual cash incentive awards, which are accrued and reflected in the Summary Compensation table for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

(9)
Reflects a matching contribution by the Company on Mr. Lombardi’s behalf to the Company’s 401(k) plan, expenses related to the use of corporate housing leased by the Company in the amount of $35,706 plus $4,900 for an executive physical in 2020.

(10)
Reflects a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

(11)
Reflects a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan plus relocation expenses paid by the Company.

(12)
Reflects a matching contribution by the Company on Ms. Sacco’s behalf to the Company’s 401(k) plan plus $5,000 for an executive physical in 2020.

GRANTS OF PLAN-BASED AWARDS IN 2020
The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2020. The non-equity incentive plan awards were granted pursuant to the 2020 AIP and the equity incentive plan awards were granted pursuant to the 2005 LTIP. The equity incentive plan awards were comprised of performance stock units, restricted stock units and stock options.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock of Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lombardi		437,500	875,000	1,750,000
									0	NA	0
	5/6/2019							25,155			768,750
	5/6/2019				37,733	75,466	150,932				2,306,250
Ms. Sacco		156,802	313,605	627,210
	5/6/2019								24,686	30.56	261,671
	5/6/2019							8,562			261,655
	5/6/2019				4,281	8,562	17,124				261,654
Mr. Mekhail(6)		97,350	194,700	389,400
	5/13/2019								21,194	30.19	219,994
	5/13/2019							7,287			219,994
					NA	NA	NA				0
Mr. P’Pool		114,437	228,875	457,750
	5/6/2019								14,780	30.56	156,668
	5/6/2019							5,127			156,681
	5/6/2019				2,563	5,127	10,254				156,681
Mr. Zerillo		63,345	126,690	253,380
	5/6/2019								10,063	30.56	106,668
	5/6/2019							3,490			106,663
	5/6/2019				1,745	3,490	6,980				106,662

(1)
Reflects threshold, target and maximum opportunities for annual incentive plan awards, as described in further detail in the “Compensation Discussion Analysis.”

(2)
Reflects performance stock units, which may be earned based on the achievement of adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis.”

(3)
Reflects restricted stock units, which vest in three equal annual installments commencing on the first anniversary of the date of grant for the restricted stock units.

(4)
Reflects stock options, which vest in three equal annual installments commencing on the first anniversary of the date of grant.

(5)
Reflects the grant date fair value of the performance stock units, restricted stock units and stock options, determined in accordance with FASB ASC Topic 718.

(6)
Upon joining the Company, Mr. Mekhail received an initial equity incentive plan award consisting equally of both restricted stock units and stock options, both of which vest in three years after his start date of May 13, 2019. His annual incentive plan award was prorated from his start date. Mr. Mekhail did not receive a grant of performance stock units in 2020.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table summarizes the equity awards granted to the named executive officers that were outstanding as of March 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mr. Lombardi					25,155(16)	922,685	37,733(20)	1,384,046
	26,258(9)	13,129(9)	56.11	5/8/2027	15,049(15)	551,997	33,860(19)	1,241,985
	53,725(10)	0(10)	57.18	5/9/2026	5,050(14)	185,234	12,271(18)	277,851
	32,800(2)	0(2)	33.50	5/12/2024
	38,793(3)	0(3)	29.94	5/14/2023
	52,367(4)	0(4)	13.24	5/9/2022
	23,220(5)	0(5)	11.27	5/10/2021
	6,373(6)	0(6)	11.90	12/5/2020
Ms. Sacco	0(12)	24,686(12)	30.56	5/6/2029	8,562(16)	314,054	4,281(20)	157,027
	8,262(11)	16,526(11)	29.46	5/7/2028	5,733(15)	210,286	4,300(19)	157,724
	7,522(9)	3,761(9)	56.11	5/8/2027	1,447(14)	53,076	3,516(18)	79,596
	25,746(7)	0(7)	47.39	9/12/2026
Mr. Mekhail	0(13)	21,194(13)	30.19	5/13/2029	7,287(17)	267,287
Mr. P’Pool	0(12)	14,780(12)	30.56	5/6/2029	5,127(16)	188,058	2,564(20)	94,048
	4,620(11)	9,242(11)	29.46	5/7/2028	3,206(15)	117,596	2,405(19)	88,215
	4,222(9)	2,111(9)	56.11	5/8/2027	812(14)	29,784	1,974(18)	44,676
	13,683(8)	0(8)	50.06	11/14/2026
Mr. Zerillo	0(12)	10,063(12)	30.56	5/6/2029	3,490(16)	128,013	1,745(20)	64,007
	3,359(11)	6,719(11)	29.46	5/7/2028	6,331(15)	232,221	1,748(19)	64,117

(1)
Reflects the value of restricted stock units or performance stock units, which was calculated using $36.68 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2020, the last trading day of 2020.

(2)
Reflects stock options granted to the named executive officer on May 12, 2014, which vested in approximately three annual equal annual installments on May 12, 2015, 2016 and 2017.

(3)
Reflects stock options granted to the named executive officer on May 14, 2013, which vested in approximately three equal annual installments on May 14, 2014, 2015 and 2016.

(4)
Reflects stock options granted to the named executive officer on May 9, 2012, which vested in approximately three equal annual installments on May 9, 2013, 2014 and 2015.

(5)
Reflects stock options granted to the named executive officer on May 10, 2011, which vested in approximately three equal annual installments on May 10, 2012, 2013 and 2014.

(6)
Reflects stock options granted to Mr. Lombardi on December 6, 2010, which vested in approximately three equal annual installments on December 6, 2011, 2012 and 2013.

(7)
Reflects stock options granted to Ms. Sacco on September 12, 2016, which vested in approximately three equal installments on September 12, 2017, 2018 and 2019.

(8)
Reflects stock options granted to Mr. P’Pool on November 14, 2016, which vested in approximately three equal installments on November 14, 2017, 2018 and 2019.

(9)
Reflects stock options granted to the named executive officer on May 8, 2017, which vested in approximately three equal installments on May 8, 2018, 2019 and 2020.

(10)
Reflects stock options granted to the named executive officer on May 9, 2016, which vested in three equal annual installments on May 9, 2017, 2018 and 2019.

(11)
Reflects stock options granted to the named executive officer on May 7, 2018, which vest in approximately three equal installments on May 7, 2019, 2020 and 2021.

(12)
Reflects stock options granted to the named executive officer on May 6, 2019, which vest in approximately three equal installments on May 6, 2020, 2021 and 2022.

(13)
Reflects stock options granted to the named executive officer on May 13, 2019, which vest on May 13, 2022.

(14)
Reflects restricted stock units granted to the named executive officer on May 8, 2017, which vested in approximately three equal installments on May 8, 2018, 2019 and 2020.

(15)
Reflects restricted stock units granted to the named executive officer on May 7, 2018, which vest in approximately three equal installments on May 7, 2019, 2020 and 2021.

(16)
Reflects restricted stock units granted to the named executive officer on May 6, 2019, which vest in approximately three equal installments on May 6, 2020, 2021 and 2022.

(17)
Reflects restricted stock units granted to the named executive officer on May 13, 2019, which vest on May 13, 2022.

(18)
Reflects performance stock units granted to the named executive officer on May 8, 2017, which vested on May 8, 2020 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”. The number of performance stock units reflected in the table is based on actual levels of achievement.

(19)
Reflects performance stock units granted to the named executive officer on May 7, 2018, which are eligible to vest on May 7, 2021 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”. In accordance with SEC rules and based on performance through March 31, 2020, the number of performance stock units reflected in the table is based on an assumed achievement at the threshold performance level.

(20)
Reflects performance stock units granted to the named executive officer on May 6, 2019, which are eligible to vest on May 6, 2022 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”. In accordance with SEC rules and based on performance through March 31, 2020, the number of performance stock units reflected in the table is based on an assumed achievement at the threshold performance level.

2020 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lombardi	0	0	23,067	701,327
Ms. Sacco	0	0	9,325	306,814
Mr. Mekhail	0	0	0	0
Mr. P’Pool	0	0	5,079	173,800
Mr. Zerillo	0	0	3,165	95,425

(1)
Reflects the number of shares underlying the exercised options multiplied by the difference between the fair market value on the exercise date and the exercise price of the option.

(2)
Reflects the quoted market value of the underlying shares on the applicable vesting dates multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
Do any named executive officers have employment agreements or other written employment arrangements?
No. On October 30, 2017, the Compensation and Talent Management Committee approved the Prestige Consumer Healthcare Inc. Executive Severance Plan, which we refer to as the executive severance plan, in order to better reflect current compensation practices and trends by transitioning away from individual agreements with our executive officers. In connection with the adoption of the executive severance plan, the Company provided written notice of its election to not renew the term of its employment agreements place with Mr. Lombardi. Similarly, the Company provided written notice to its executive officers who were party to an offer letter (including Ms. Sacco and Mr. P’Pool) that the severance terms contained in their offer letters with the Company were of no further force and effect upon their commencement of participation in the executive severance plan.
What are the terms of the Amended and Restated Executive Severance Plan?
On October 29, 2018, the Compensation and Talent Management Committee amended the executive severance plan to modify certain benefits payable in the event of a Change in Control, as defined in the plan. Pursuant to the terms of the plan, the Compensation and Talent Management Committee will, in its sole discretion, select eligible employees for participation in the and designate such employees as Tier One or Tier Two participants, subject to timely execution of a participation letter agreement. Pursuant to the terms of the letter agreement, the participants will agree to be bound by the terms and conditions of the executive severance plan and the letter agreement. The Compensation and Talent Management Committee designated Mr. Lombardi as a Tier One participant and certain other executive officers as Tier Two participants, including Messrs. Mekhail, P’Pool and Zerillo and Ms. Sacco.
The executive severance plan provides for the payment of severance and other benefits to participants in the event of their termination of employment by the Company without cause or resignation for good reason, each as defined in the executive severance plan.
•
In the event of a termination of employment by the Company without cause or resignation for good reason prior to a change in control, the executive severance plan provides the following payments and benefits to the participant: (i) a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year; (ii) severance equal to a multiple (1.5, in the case of a Tier One participant, and 1, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable over a period of twelve months, in accordance with the Company’s regular payroll practices; and (iii) payment of COBRA premiums for a period of twelve months.
•
In the event of a termination of employment by the Company without cause or resignation for good reason upon or within 24 months following a change in control, the executive severance plan provides the following payments and benefits to the participant: (i) a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year; (ii) severance equal to a multiple (2.5, in the case of a Tier One participant, and 2, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable in a lump sum upon termination; (iii) payment of COBRA premiums for a period of eighteen months; and (iv) outplacement services suitable to participant’s position.

The executive severance plan provides that in the event that the payments described above would, if paid, be subject to excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the excise tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the excise tax and income tax consequences.
In order to be entitled to severance payments and benefits, the participant will be required to comply with the terms and conditions of the executive severance plan and the letter agreement, including, without limitation, a requirement to execute a release and waiver of all claims in favor of the Company and comply with certain post-employment covenants, including a confidentiality covenant and a covenant not to compete with the Company or solicit the Company’s employees for eighteen months, in the case of a Tier One participant, or twelve months, in the case of a Tier Two participant, following termination of employment.
The Compensation and Talent Management Committee may amend or terminate the executive severance plan at any time; provided that (i) no such action may impair the rights of a participant who previously has incurred a Qualifying Termination without his or her consent, and (ii) the executive severance plan may not be terminated or amended after a change in control of the Company in any manner that would adversely affect the benefits available to any participant in the executive severance plan.
What are the special vesting provisions for equity awards?
Our 2005 LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the 2005 LTIP granted prior to June 2018 will vest on an accelerated basis in the event of a change in control of the Company, whether or not the grantee is subsequently terminated (with performance stock units vesting based on the greater of (i) the target number of performance stock units, or (ii) the number of performance stock units earned based on the actual level of achievement of the performance objectives, measured as of the effective date of the change in control).
For long-term equity awards granted after May 2018, all non-vested equity vests in connection with a change of control only after both a change in control event and the employee’s subsequent termination. Specifically:
•
If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, then the equity award will become fully-vested as of the date of the change in control.

•
If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Board, then the equity award will become fully-vested if within twenty-four (24) months following the change in control, the participant’s employment is terminated by the Company other than for cause, disability or death or the participant resigns for good reason (as such terms are defined in the applicable award agreement).
Also, as discussed earlier in this CD&A:
•
For long-term equity awards granted in 2018 and beyond, the Compensation and Talent Management Committee approved a “Rule of 62” policy, pursuant to which an employee’s outstanding time-based equity awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable, in the event he or she with at least six months’ notice retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62.

Summary of Potential Payments upon Termination or Change in Control
As described above, each of our named executive officers is entitled to certain benefits in the event his or her employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change in control of the Company.
The following table sets forth payments and benefits that may be received by our named executive officers in the event of termination for specified reasons and/or a change in control of the Company.
The following information has been prepared based on the assumption that the named executive officer’s employment terminated, or a change in control of the Company occurred, on March 31, 2020. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $36.68, the closing price of our common stock on March 31, 2020, the last trading day of 2020.
Name	Termination by Company Without Cause or Resignation with Good Reason ($)(1)	Death/ Disability ($)(2)	Qualifying Termination in Connection with Change in Control ($)(3)	Change in Control (Absent Qualifying Termination) ($)(4)
Mr. Lombardi	2,655,170	4,563,762	11,902,948	3,776,830
Ms. Sacco	866,450	1,242,141	3,369,369	857,283
Mr. Mekhail	690,170	404,836	1,785,176	0
Mr. P’Pool	716,795	719,522	2,380,014	479,854
Mr. Zerillo	473,585	598,454	1,441,526	408,966

(1)
Reflects benefits payable pursuant to the terms and conditions of the executive severance plan (as described in detail above) and assumes that the Compensation and Talent Management Committee does not accelerate the vesting of the unvested portion of the named executive officer’s outstanding equity awards, in which case such unvested awards will be forfeited.

(2)
Assumes that the Compensation and Talent Management Committee accelerates the vesting of the unvested portion of the named executive officer’s outstanding stock option and restricted stock unit awards. Accordingly, the amount shown includes the value of the accelerated vesting of restricted stock units and “in-the-money” stock option awards. Per their terms, performance units will remain outstanding and vest on a pro-rata basis based upon actual performance against the pre-established performance criteria (and, therefore, for purposes of this table the value included in this column with respect to outstanding performance units assumes threshold performance).

(3)
Assumes that the named executive officer had a qualifying termination in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a qualifying termination following a change in control, the amount shown includes the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards.

(4)
Reflects the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards granted prior to June 2018. Awards granted after June 2018 vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination (and, therefore, the estimated value of such awards are included in the preceding column).

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2020, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $64,073, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,051,679. Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 79 to 1.
For 2020, we identified the median of the annual total compensation of all our employees and determined the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
•
We selected January 1, 2020 as the date upon which we would identify the “median employee.” As of January 1, 2020, we had 511 global employees (full-time, part-time, temporary and seasonal) working at the Company and its consolidated subsidiaries.

•
To determine our “median employee” from our employee population, we used a consistently applied compensation definition and chose total taxable wages before deductions for pre-tax items derived from our payroll records.

•
We did not exclude any employees and we did not make any cost-of-living adjustments.

•
For employees located outside the United States, we applied a currency adjustment based on the average applicable foreign currency exchange rates for the calendar year 2019.

•
We determined that the “median employee” is a full-time hourly employee located in the United States, with taxable wages before deductions for pre-tax items for the 12-month period ending December 31, 2019 in the amount of $64,073.

•
With respect to the annual total compensation of the previously identified “median employee,” we calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $64,073.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2020 Summary Compensation Table included in this Proxy Statement.

DIRECTOR COMPENSATION IN 2020
The following table sets forth the cash and equity compensation paid or awarded to our non-employee directors during 2020. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted, as the Company does not provide such elements of compensation to our directors for their services.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Costley	104,500	145,024	249,524
Mr. Byom	97,000	145,024	242,024
Mr. Coughlin	40,416	145,024	185,440
Ms. Hopkins	79,500	145,024	224,524
Mr. Jenness	93,875	145,024	238,899
Mr. Ricciardi	79,500	145,024	224,524
Ms. Zier	-0-	36,261	36,261

(1)
Reflects the grant date fair value of the stock awards granted in 2020, determined in accordance with FASB ASC Topic 718. On July 30, 2019, each of Ms. Hopkins and Messrs. Byom, Costley, Coughlin, Jenness and Ricciardi received 4,183 restricted stock units, representing $145,000 divided by $34.67 (the closing price of our common stock on the NYSE on July 30, 2019). The restricted stock units, which entitle the grantee to receive one share of common stock for each restricted stock unit, vested on the date of the grant and will be settled upon the earliest to occur of such director’s death, disability or the cessation of board service for any reason other than death or disability. Ms. Zier received a prorated award of 907 restricted stock units vesting upon one year after joining the Board on May 4, 2020 representing $36,250 divided by $ 39.98 (the closing price of our common stock on the NYSE on May 4, 2020). As of March 31, 2020, Mses. Hopkins, Zier and Messrs. Byom, Costley, Coughlin, Jenness, Ricciardi held 14,497, 0, 38,968, 38,968, 4,183, 14,859 and 12,768 restricted stock units, respectively.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 — Election of Directors — How are the Company’s directors compensated?” on page 7 of this Proxy Statement.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2020, John E. Byom, Gary E. Costley, Christopher J. Coughlin, Sheila A. Hopkins, James M. Jenness, Natale S. Riccardi and Dawn M. Zier served as members of the Compensation and Talent Management Committee. During 2020, no member of the Compensation and Talent Management Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2020, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation and Talent Management Committee or on our Board of Directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Were there any conflict of interest transactions during 2020?
No person or entity had significant business relationships with us in 2020 that would require disclosure under applicable SEC regulations, and no transactions that would need to be disclosed under SEC regulations are currently planned for 2021.
Has the Board adopted a Related Persons Transaction Policy?
In 2008, we adopted a Related Persons Transaction Policy. A summary of the Related Persons Transaction Policy is set forth below and the full text of the Policy is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com.

Transactions Subject to the Policy.   A Related Person Transaction is a transaction in which the Company (which, for purposes of determining whether a transaction qualifies, includes the Company’s subsidiaries) is or will be a Participant (as defined below), involving an amount exceeding $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.
The following transactions are exempt from the Policy:
•
Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a Related Person, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

•
Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

•
Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person.   For purposes of the Policy, a “Related Person” means:
•
Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•
Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

•
Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

Notification Procedures.   A transaction with a Related Person that is identified in advance is required to be disclosed to the Company’s General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit Committee for consideration at the next Audit Committee meeting or, if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee for prompt consideration. The Audit Committee, or the Chair of the Audit Committee, is authorized to approve those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, and that are consistent with the Company’s Code of Conduct and Ethics and Code of Ethics for Senior Financial Employees, as the Audit Committee or the Chair of the Audit Committee determines in good faith. The Audit Committee or the Chair of the Audit Committee will consider the relevant facts and circumstances of the Related Person Transaction, including (if applicable), the non-exclusive list of considerations set forth in the Related Persons Transaction Policy. Any ongoing or completed Related Person Transaction that is disapproved by the Audit Committee or the Chair of the Audit Committee is subject to corrective action by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
What is the Audit Committee and are its members “independent”?
The Audit Committee is composed of seven directors appointed by the Board of Directors, all of whom are independent from the Company and its management as independence for audit committee members is defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes a written request to the Company’s Corporate Secretary. The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process and our process for monitoring compliance with laws, regulations and policies. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.
Are the members of the Audit Committee “financially literate”?
The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that each of Messrs. Byom, Costley Coughlin, and Jenness and Ms. Zier is an “audit committee financial expert” as defined by SEC regulations.
What is the relationship between management and the Audit Committee?
Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.
What steps did the Audit Committee take in recommending that our audited financial statements be included in our annual report?
•
The Audit Committee met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for 2020, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, as amended, “Communications with Audit Committees.”

•
The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the

Company. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management. PricewaterhouseCoopers LLP has been the Company’s independent registered public accounting firm since at least 1999.
Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2020 be included in the Company’s Annual Report on Form 10-K for 2020 for filing with the SEC.
MEMBERS OF THE 2020 AUDIT COMMITTEE
Christopher J. Coughlin (Chairman)
John E. Byom
Gary E. Costley
Sheila A. Hopkins
James M. Jenness
Natale S. Ricciardi
Dawn M. Zier
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?
To be included in our Proxy Statement for our 2021 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, by March 1, 2021 (or, if the 2021 Annual Meeting of Stockholders is called for a date more than 30 days before or after August 4, 2021, within a reasonable time before we begin to print and mail our proxy materials for the 2021 Annual Meeting).
When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2021 Annual Meeting, but not included in the Company’s Proxy Statement?
Assuming that our 2021 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after August 4, 2021, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2021 Annual Meeting not less than 90 nor more than 120 days prior to August 4, 2021 (or between April 6, 2020 and May 6, 2020). If the 2021 Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after August 4, 2021, our Amended and Restated Bylaws provide that we must receive your notice not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public disclosure of such meeting was made. In the event a special stockholders meeting to elect directors is called, our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the date on which public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, such matters will not be brought before the meeting. In addition, nominations or proposals not made in accordance with the procedures described in our Amended and Restated Bylaws may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Corporate Secretary.
Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.

FORM 10-K
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 should be directed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 can also be downloaded without charge from the “Investors” tab of our website at www.prestigeconsumerhealthcare.com.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed in the forward-looking statements as a result of a variety of factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and other periodic reports filed with the SEC.
By Order of the Board of Directors
William C. P’Pool
Senior Vice President, General Counsel &
Corporate Secretary
June 29, 2020

APPENDIX A
About Non-GAAP Financial Measures
We are presenting Non-GAAP Adjusted EBITDA because it is a metric included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured. We define Non-GAAP AIP Adjusted EBITDA as GAAP net income, plus interest expense, provision for taxes, and depreciation and amortization, with additional adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions, divestitures and business transitions, tradename impairment and tax adjustment associated with acquisitions and loss on disposal of assets and extinguishment of debt.
We define Non-GAAP Adjusted Net Income as GAAP Net Income (Loss) before certain integration, transition, acquisition and divestiture-related costs, goodwill and tradename impairment, gain on divestiture, accelerated amortization of debt origination costs, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment.
We define Non-GAAP Adjusted Total Net Sales used for our May 2017 Performance Grant Payout as GAAP Total Revenues plus adjustments relating to the divestiture of our Household segment for the cumulative three fiscal years ended March 31, 2020. We defined Non-GAAP Adjusted EBITDA used for our May 2017 Performance Grant Payout as Non-GAAP Adjusted EBITDA (as defined above) plus adjustments relating to the divestiture of our Household segment for the cumulative three fiscal years ended March 31, 2020.
The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted Net Income which are non-GAAP financial measures, to GAAP net income, our most directly comparable financial measure presented in accordance with GAAP. The tables also reconcile Non-GAAP Adjusted Total Net Sales used for our May 2017 Performance Grant Payout to GAAP Total Revenues and Non-GAAP Adjusted EBITDA used for our May 2017 Performance Grant Payout to GAAP Net Income. Non-GAAP Organic Revenue is a Non-GAAP financial measures and is reconciled to the most closely related GAAP financial measure and defined in our May 7, 2020 earnings release in the “About Non-GAAP Financial Measures” section.
ADJUSTED EBITDA
(dollar values in thousands)	20 16	20 17	20 18	20 19	20 20
GAAP Net Income (Loss)	$99,907	$69,395	$339,570	$(35,800)	$142,281
Interest Expense, net	85,160	93,343	105,879	105,082	96,224
Provision (benefit) for income taxes	57,278	41,455	(232,484)	(2,255)	48,870
Depreciation and amortization	23,676	25,792	33,426	31,779	28,995
Non- GAAP EBITDA	266,021	229,985	246,391	98,806	316,370
Inventory step up	1,387	1,664	—	—	—
Costs associated with CEO transition	1,406	—	—	—	—
Integration, transition, legal fees and other costs associated with acquisitions, divestitures and warehouse transitions	2,401	19,624	5,528	4,442	10,920
Tradename impairment	—	—	99,924	229,461	—
Loss on extinguishment of debt	17,970	1,420	2,901	—	2,155
Loss on disposal of assets	—	—	—	—	382
Tax adjustment associated with acquisitions	—	—	704	—	—
Adjustments to EBITDA	23,164	74,528	109,057	232,619	13,457
Non- GAAP Adjusted AIP EBITDA	$289,185	$304,513	$355,448	$331,425	$329,827

A-1

ADJUSTED NET INCOME
	2019		2020
(dollar values in thousands, except per share data)	Net Income	EPS	Net Income	EPS
GAAP Net Income (Loss)	$(35,800)	$(0.68)	$142,281	$2.78
Adjustments
Integration, Transition, and other costs associated with divesititures and warehouse transiiton	4,442	0.08	9,170	0.18
Loss on Disposal of Assets	—	—	382	0.01
(Gain) loss on divestitures	(1,284)	(0.02)	—	—
Accelerated amortization of debt discounts and debt issue costs	706	0.01	—	—
Tradename impairment	229,461	4.38	—	—
Loss on extinguishment of debt	—	—	2,155	0.04
Tax impact on adjustments	(57,863)	(1.10)	(2,974)	(0.06)
Normalized tax rate adjustment	6,132	0.11	318	0.01
Total adjustments	181,594	3.46	9,051	0.18
Non- GAAP Adjusted Net Income and Non-GAAP Adjusted EPS	$145,794	$2.78	$151,332	$2.96
MAY 2017 PERFORMANCE SHARE GRANT
ADJUSTED NET SALES AND EBITDA
(dollar values in millions)	FY 2018 to FY 2020 Total
GAAP Total Revenues	$2,980.0
Adjustments for divestiture of Household	146.5
Adjusted Total Net Sales used for May 2017 Performance Share Grant Payout	$3,126.5
GAAP Net Income	$446.1
Interest Expense, net	307.2
Benefit for income taxes	(185.9)
Depreciation and amortization	94.2
Non-GAAP EBITDA	661.6
Integration, transition, legal fees and other costs associated with acquisitions, divestitures and warehouse transitions	20.9
Goodwill and tradename impairment	329.4
Loss on extinguishment of debt	5.1
Loss on disposal of assets	0.4
Tax adjustment associated with acquisitions	0.7
Adjustments for divestiture of Household	33.9
Adjustments to EBITDA	390.4
Non-GAAP Adjusted EBITDA used for May 2017 Performance Share Grant Payout	$1,052.0

A-2

APPENDIX B
PRESTIGE CONSUMER HEALTHCARE INC.
2020 LONG-TERM INCENTIVE PLAN
1.
PURPOSE

The purpose of the Prestige Consumer Healthcare Inc. 2020 Long-Term Incentive Plan shall be to promote the long-term growth and profitability of Prestige Consumer Healthcare Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, deferred stock units, performance awards, cash-based awards (including annual bonuses) or any combination of the foregoing may be made under the Plan.
2.
DEFINITIONS

(a)   “Board of Directors” or “Board” means the Board of Directors of the Company.
(b)   “Cause” as a reason for a participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such participant and the Company or a Subsidiary; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable award agreement, “Cause” shall mean any of the following acts, as determined in good faith by the Committee or the Board:
(i)   conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary;
(ii)   conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise;
(iii)   willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Subsidiary, as the case may be;
(iv)   breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or
(v)   violation of the Company’s or a Subsidiary’s policy against harassment, its equal employment opportunity policy, or the Company’s or a Subsidiary’s code of business conduct, or a material violation of any other policy or procedure of the Company or a Subsidiary.
(c)   “Change in Control” means the occurrence of one of the following events:
(i)   if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)   consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or
(iv)   consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets.
(d)   “Code” means the Internal Revenue Code of 1986, as amended.
(e)   “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.
(f)   “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
(g)   “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.
(h)   “Disability” of a participant means that the participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.
(i)   “Effective Date” means August 4, 2020, provided that the Company’s stockholders approve the Plan on such date.
(j)   “Exchange” means any national securities exchange on which the Common Stock may from time to time be listed or traded.
(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)   “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(m)   “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the Exchange for the applicable trading day or, if the Common Stock is not then listed or quoted on the Exchange, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
(n)   “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the (X) Prestige Consumer Healthcare Inc. Amended and Restated Executive Severance Plan (the “Severance Plan”), if a participant in the Plan is a participant in the Severance Plan, or (Y) employment, consulting, severance or similar agreement, if any, between a participant and the Company or a Subsidiary; provided, however, that if the participant in the Plan is not a participant in the Severance Plan or there is no such employment, consulting, severance or similar agreement in which such term is defined,

“Good Reason” shall have the meaning, if any, given such term in the applicable award agreement. If not defined in any such document, the term “Good Reason” as used herein shall not apply to a particular award.
(o)   “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.
(p)   “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.
(q)   “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.
(r)   “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.
(s)   “Prior Plan” means the Prestige Consumer Healthcare Inc. 2005 Long-Term Incentive Plan (as amended and restated August 5, 2014).
(t)   “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.
(u)   “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
3.
ADMINISTRATION.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the Exchange. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.
The Committee may delegate to one or more of its members or to one or more officers of the Company or a Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of awards, to (i) designate officers and/or employees of the Company or any of its Subsidiaries to be recipients of awards under the Plan, and (ii) to determine the number of such awards to be received by any such participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of awards to eligible participants who are subject to Section 16(a) of the Exchange Act at the date of grant. The acts of such delegates shall be treated hereunder as acts of the

Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted.
The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.
4.
SHARES AVAILABLE FOR THE PLAN; LIMITATIONS ON AWARDS.

(a)   NUMBER OF SHARES.   Subject to adjustments as provided in Section 16 hereof, an aggregate of 2,827,210 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,827,210. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.
(b)   SHARE COUNTING.   Shares covered by an award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 4(b).
(i)   To the extent that all or a portion of an award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to meet time-based and/or performance-based vesting requirements, any unissued or forfeited Shares originally subject to the award will be added back to the Plan share reserve and again be available for issuance pursuant to awards granted under the Plan.
(ii)   Shares subject to awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to awards granted under the Plan.
(iii)   The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to awards made under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).
(iv)   Shares withheld from an award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.
(v)   Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the Plan share reserve.
(vi)   Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to shares of Common Stock to reflect the transaction) (“Acquisition Awards”) may be issued under the Plan pursuant to awards granted to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 4(a) or the minimum vesting requirement specified in Section 10.
(c)   LIMITATION ON AWARDS.   Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 16):
(1)   The maximum aggregate number of shares of Common Stock subject to Incentive Stock Options or Non-qualified Stock Options granted under the Plan in any 12-month period to any one participant shall be 2,500,000.
(2)   The maximum aggregate number of shares of Common Stock underlying awards of Restricted Stock or Restricted Stock Units granted under the Plan in any 12-month period to any one participant shall be 1,000,000.
(d)   LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS.   With respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all stock awards and cash payments (including but not limited to meeting fees and retainers), shall not exceed $600,000,or $900,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).
5.
PARTICIPATION.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, restricted stock unit or deferred stock unit awards, performance awards, cash-based awards (including annual bonuses) or any combination thereof, may be granted to such persons and for such number of Shares (or such dollar value) as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.
6.
INCENTIVE AND NON-QUALIFIED OPTIONS.

(a)   GENERAL.   The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.
It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.
(b)   PRICE.   The price per Share deliverable upon the exercise of each option (“exercise price”) may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.
(c)   PAYMENT.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment and (B) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).
(d)   TERMS OF OPTIONS.   The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).
(e)   LIMITATIONS ON GRANTS.   If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.
7.
RESTRICTED STOCK.

(a)   GENERAL.   The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of Shares of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions, subject to Section 10 hereof, and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.
(b)   STOCKHOLDER RIGHTS; DIVIDENDS.   Except as otherwise provided by the Committee, during the period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock. Unless otherwise provided by the Committee, dividends accrued on Shares of restricted stock before they are vested shall, as provided in the award agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested, and any dividends accrued with respect to forfeited restricted stock will be reconveyed to the Company without further consideration or any act or action by the participant. In no event shall dividends be paid or distributed until the vesting provisions of such restricted stock lapse.
8.
RESTRICTED STOCK UNITS.

(a)   GENERAL. The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions, subject to Section 10 hereof, and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant. Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share, unless the Company permits, and the participant elects in a timely fashion, to defer the receipt of such Shares in the form of deferred stock units, as provided below.
(b)   STOCKHOLDER RIGHTS; DIVIDEND EQUIVALENTS.   Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a stockholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the deferred stock units are converted into Shares.
Dividend equivalents accrued with respect to restricted stock units or deferred stock units before the underlying awards are vested shall be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested, and any dividend equivalents accrued with respect to forfeited restricted stock units or deferred stock units will be reconveyed to the Company without further consideration or any act or action by the participant. In no event shall dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.
9.
PERFORMANCE AWARDS.

(a)   GENERAL.   Performance awards, including cash-based awards, may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant. The period over which performance is to be measured (a “performance cycle”) shall be specified by the Committee. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock and/or (iv) cash-based awards (including annual bonuses).
The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.
(b)   PERFORMANCE OBJECTIVES; EARNED AWARDS.   The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable. The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.
10.
VESTING.

(a)   MINIMUM VESTING PROVISIONS.   Notwithstanding any other provision of the Plan to the contrary, equity-based awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the award is granted; provided, however, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Acquisition Awards granted pursuant to Section 4(b), (ii) awards granted to Non-Employee Directors, and (iii) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 16); and, provided further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award upon the occurrence of one or more events other than completion of a service period, including retirement, death, disability or a Change in Control.

(b)   CHANGE IN CONTROL.   Except as otherwise provided by the Committee, the provisions of this Section 10(b) shall apply in the case of a Change in Control.
(1)   With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control in a manner approved by the Committee or the Board: if within twenty-four (24) months after the effective date of the Change in Control, a participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that participant’s outstanding Options and other awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding awards shall lapse, and (iii) the payout level under all of that participant’s performance-based awards that were outstanding immediately prior to effective time of the Change in Control shall be determined as set forth in the applicable award agreement. With regard to each award, a participant shall not be considered to have resigned for Good Reason unless either (i) the award agreement includes such provision or (ii) the participant is party to an employment, severance or similar agreement with the Company or a Subsidiary that includes provisions in which the participant is permitted to resign for Good Reason. Any awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the award agreement.
(2)   With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control in a manner approved by the Committee or the Board: (i) all of that participant’s outstanding Options and other awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding awards shall lapse, and (iii) the payout level under all of that participant’s performance-based awards that were outstanding immediately prior to effective time of the Change in Control shall be determined as set forth in the applicable award agreement.
(c)   DISCRETION TO ACCELERATE AWARDS.   The Committee may in its sole discretion at any time determine that all or a portion of such participant’s awards shall become fully or partially vested (and, in the case of Options and other awards in the nature of rights that may be exercised, fully or partially exercisable). The Committee may discriminate among participants and among awards granted to a participant in exercising its discretion pursuant to this Section 10(c).
11.
WITHHOLDING TAXES.

The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Unless otherwise determined by the Committee at the time the award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
12.
WRITTEN AGREEMENT.

Unless the Committee determines otherwise, each person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

13.
TRANSFERABILITY.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.
14.
LISTING, REGISTRATION AND QUALIFICATION.

If the Committee determines that the listing, registration or qualification upon any Exchange or under any law of Shares subject to any option, performance award, restricted stock unit, deferred stock unit or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.
15.
TRANSFER OF EMPLOYEE.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.
16.
ADJUSTMENTS.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares, restricted stock units, deferred stock units or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property, or (b) assumed by the surviving or continuing corporation.
Without limitation of the foregoing, in connection with a Change in Control, the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.
17.
AMENDMENT AND TERMINATION OF THE PLAN.

The Board of Directors or the Committee, without approval of the stockholders, may, at any time and from time to time, amend or terminate the Plan; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable law or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price of an option to be reduced, directly or indirectly, (ii) an option to be cancelled in exchange for cash, other awards, or options with an exercise price that is less than the exercise price of the original option, or otherwise, or (iii) the Company to repurchase an option for value (in cash or otherwise) from a participant if the current Fair Market Value of the Shares underlying the option is lower than the exercise price per share of the option.
Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 17 and Section 18 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.
18.
AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

The terms of any outstanding award under the Plan may be amended from time to time by the acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent such acceleration does not violate Section 409A(a)(3) of the Code); provided, however, that:
(a)   Except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent;
(b)   Except as otherwise provided in Section 16, without the prior approval of the stockholders of the Company: (i) the exercise price of an option may not be reduced, directly or indirectly, (ii) an option may not be cancelled in exchange for cash, other awards, or options with an exercise price that is less than the exercise price of the original option, or otherwise, and (iii) the Company may not repurchase an option for value (in cash or otherwise) from a participant if the current Fair Market Value of the Shares underlying the option is lower than the exercise price per share of the option; and
(c)   The original term of an option may not be extended without the prior approval of the stockholders of the Company.
19.
PLAN HISTORY; TERMINATION DATE.

The Plan was adopted by the stockholders of the Company on August 4, 2020. Unless earlier terminated as provided herein, the Plan shall terminate at the close of business on August 4, 2030. No termination of the

Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.
20.
SEVERABILITY.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
21.
GOVERNING LAW.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
22.
COMPENSATION RECOUPMENT POLICY.

Awards under the Plan shall be subject to any compensation recoupment policy that the Company or a Subsidiary may adopt from time to time that is applicable by its terms to the participant.
23.
SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)   GENERAL.   It is intended that the payments and benefits provided under the Plan and any award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all award agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any award.
(b)   DEFINITIONAL RESTRICTIONS.   Notwithstanding anything in the Plan or in any award agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any award agreement by reason of the occurrence of a Change in Control, or the participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
(c)   ALLOCATION AMONG POSSIBLE EXEMPTIONS.   If any one or more awards granted under the Plan to a participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which awards or portions thereof will be subject to such exemptions.
(d)   SIX-MONTH DELAY IN CERTAIN CIRCUMSTANCES.   Notwithstanding anything in the Plan or in any award agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any award agreement by reason of a participant’s separation from service during a period in which the participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(i)   the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the participant’s separation from service (or, if the participant dies during such period, within 30 days after the participant’s death) (in either case, the “Required Delay Period”); and
(ii)   the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.
For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.
(e)   INSTALLMENT PAYMENTS.   If, pursuant to an award, a participant is entitled to a series of installment payments, such participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
(f)   TIMING OF RELEASE OF CLAIMS.   Whenever an award conditions a payment or benefit on the participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.
(g)   PERMITTED ACCELERATION.   The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).
(h)   GRANTS TO EMPLOYEES OF AFFILIATES.   Participants who are service providers to an affiliate of the Company may be granted options under this Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).
(i)   DESIGN LIMITS ON OPTIONS.   Notwithstanding anything in this Plan or any award agreement, no option granted under this Plan shall (i) provide for dividend equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the option.
(j)   TIMING OF DISTRIBUTION OF DIVIDEND EQUIVALENTS.   Unless otherwise provided in the applicable award agreement, any dividend equivalents granted with respect to an award hereunder (other than options, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

ANNUAL MEETING OF STOCKHOLDERS OFPRESTIGE CONSUMER HEALTHCARE INC.August 4, 2020Important Notice Regarding the Availability of Proxy Materialsfor the Stockholders Meeting to be held on August 4, 2020:The Proxy Statement, Proxy Card and the 2020 Annual Report to Stockholdersare available at the Investors tab of www.prestigeconsumerhealthcare.comPlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.20830303000000000000 2 080420GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. To elect eight directors to serve until the 2020 Annual Meeting of Stockholders.O Ronald M. LombardiO John E. ByomO Gary E. CostleyO Christopher J. CoughlinO Sheila A. HopkinsO James M. JennessO Natale S. RicciardiO Dawn M. Zier2. To ratify the appointment of PricewaterhouseCoopers LLP as theindependent registered public accounting firm of Prestige ConsumerHealthcare Inc. for the fiscal year ending March 31, 2021.3. Say on Pay - An advisory vote on the resolution to approve the compensationof Prestige Consumer Healthcare Inc.’s named executive officers.4. To approve the Prestige Consumer Healthcare Inc. 2020 Long-TermIncentive Plan.5. To transact such other business as may properly come before the Annual Meeting and anypostponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed by theundersigned stockholder. If no direction is made, this proxy will be voted FOR allnominees in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the proxies areauthorized to vote upon such other business as may properly come before the AnnualMeeting or any postponement or adjournment thereof.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.Vote online until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x20830303000000000000 2 080420COMPANY NUMBERACCOUNT NUMBERImportant Notice Regarding the Availability of Proxy Materialsfor the Stockholders Meeting to be held on August 4, 2020:The Proxy Statement, Proxy Card and the 2020 Annual Report to Stockholdersare available at the Investors tab of www.prestigeconsumerhealthcare.comANNUAL MEETING OF STOCKHOLDERS OFPRESTIGE CONSUMER HEALTHCARE INC.August 4, 20201. To elect eight directors to serve until the 2020 Annual Meeting of Stockholders.O Ronald M. LombardiO John E. ByomO Gary E. CostleyO Christopher J. CoughlinO Sheila A. HopkinsO James M. JennessO Natale S. RicciardiO Dawn M. ZierFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:2. To ratify the appointment of PricewaterhouseCoopers LLP as theindependent registered public accounting firm of Prestige ConsumerHealthcare Inc. for the fiscal year ending March 31, 2021.3. Say on Pay - An advisory vote on the resolution to approve the compensationof Prestige Consumer Healthcare Inc.’s named executive officers.4. To approve the Prestige Consumer Healthcare Inc. 2020 Long-TermIncentive Plan.5. To transact such other business as may properly come before the Annual Meeting and anypostponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed by theundersigned stockholder. If no direction is made, this proxy will be voted FOR allnominees in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the proxies areauthorized to vote upon such other business as may properly come before the AnnualMeeting or any postponement or adjournment thereof.FOR AGAINST ABSTAIN

014475PRESTIGE CONSUMER HEALTHCARE INC.660 WHITE PLAINS ROADTARRYTOWN, NY 10591This proxy is solicited on Behalf of the Board of Directors for the AnnualMeeting of Stockholders on August 4, 2020 at 10:00 a.m. (Eastern Daylight Time).The undersigned hereby appoints William P’Pool and Christine Sacco, and each ofthem, lawful agents and proxies with full power of substitution, to represent and to vote asdesignated below, all shares of common stock of PRESTIGE CONSUMER HEALTHCAREINC. held by the undersigned at the close of business on June 12, 2020, at the AnnualMeeting of Stockholders to be held on August 4, 2020 at 10:00 a.m. (Eastern Daylight Time)at 660 White Plains Road, Tarrytown, NY 10591, and at any postponement or adjournmentthereof, on all matters coming before said meeting.To attend the Annual Meeting and vote in person, please see “Who may attend theAnnual Meeting?” and “How do I vote?” in the Proxy Statement. WHETHER OR NOTYOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXYCARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THEENCLOSED ENVELOPE, OR THE INTERNET.(Continued and to be signed on the reverse side.)1.1